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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Travel + Leisure Co.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TRAVEL+
LEISURE

NEW YORK, NEW YORK

+ NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Our Company

As the world's leading membership and leisure travel company, Travel + Leisure Co. delivers millions of vacations each year at 270+ timeshare resorts worldwide, and through tailored travel and membership products.

Our Mission

We Put the World on Vacation

Our Values

Our culture is guided by the following shared values:

Hospitality — Treating everyone like family

Engagement — Delivering our purpose

Accountability — Owning our impact

Respect — Considering others in every interaction

Teamwork — Succeeding together

2024 Letter to Shareholders

Travel + Leisure Co.
6277 Sea Harbor Drive
Orlando, FL 32821
April 5, 2024

Dear Fellow Shareholders:

We are pleased to present the Travel + Leisure Co. Proxy Statement and cordially invite you to our virtual 2024 Annual Meeting of Shareholders on Wednesday, May 15, 2024.

We intensely focused on organic execution and positioning the company for ongoing success in 2023. As consumers continued to prioritize vacations, our team delivered growth in key financial metrics during the year, led by robust performance in our core vacation ownership business under the Wyndham and Margaritaville brands. We also made the necessary decision to right-size our travel and membership business to better capitalize on future growth opportunities. As we look ahead, we believe our resilient business model, strong consumer value proposition, expanding platform and favorable secular leisure travel trends will continue to make Travel + Leisure Co. attractive for investors, consumers and potential partners alike.

We have great momentum in expanding our platform and fulfilling our multi-brand strategy, after executing two transactions in less than six months. The first was the acquisition of the rights to the Sports Illustrated vacation ownership business. It represents an opportunity to serve passionate consumers and deliver vacation ownership products in a sports-centric environment integrating nearly 70 years of legendary content from Sports Illustrated. The second was the addition of Accor to our vacation ownership brand portfolio. The Accor acquisition added 24 resorts, nearly 30,000 members, and finished inventory to our Asia-Pacific region and gives us the exclusive license to grow the Accor Vacation Club in certain regions globally. Both transactions further establish Travel + Leisure Co. as a trusted steward of world-class hospitality and lifestyle brands, which we expect will be a catalyst for incremental growth.

We remain focused on shareholder returns. We returned $443 million to shareholders through dividends and share repurchases in 2023, demonstrating our strong free cash flow generation. Your board of directors also recently increased the company's dividend by 11% to $0.50 per share for the first quarter of 2024. Since the spin-off of Wyndham Hotels & Resorts, Inc. in 2018, we have cumulatively returned over $2.1 billion of capital to shareholders. We are confident in our ability to continue to generate significant free cash flow in the future.

We recognize that the company’s success has been achieved through the hard work of our dedicated team of associates. We are proud that the company’s reputation as an excellent employer and one of the world’s most reputable and respected companies has been recognized by leading publications too. The company was recently ranked as One of the Best Companies to Work For by U.S News & World Report and highlighted as one of the World’s Most Admired Companies by Fortune for the second consecutive year.

The Board of Directors and executive team alongside our more than 19,000 associates around the world are focused on making strong progress across our business as we put the world on vacation and deliver results for our shareholders. We hope you share our satisfaction with our 2023 performance and excitement about our opportunities in 2024 and beyond.

Your vote on the matters detailed in this year’s proxy statement is very important and we ask for your support. Whether or not you plan to attend the virtual Annual Meeting of Shareholders, please cast your vote as soon as possible.

Sincerely,

Stephen P. Holmes
Non-Executive Chairman of the Board

Michael D. Brown
President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

TRAVEL + LEISURE CO.
NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

You are invited to participate in Travel + Leisure Co.'s 2024 annual meeting of shareholders. The accompanying proxy materials are being provided to you at the request of the Board of Directors of Travel + Leisure Co. (Board) to encourage eligible shareholders to vote their shares. References in this notice and the accompanying proxy statement to “we,” “us,” “our,” the “Company,” and “Travel + Leisure Co.” refer to Travel + Leisure Co. and our consolidated subsidiaries.

Purpose of the meeting:
•to elect nine Directors for a term expiring at the 2025 annual meeting of shareholders;
•to vote on a non-binding, advisory basis to approve our executive compensation program;
•to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2024;
•to vote to amend our Certificate of Incorporation to provide for exculpation of certain officers of the Company;
•to vote to amend our Certificate of Incorporation to require that claims under the Securities Act of 1933, as amended (the “Securities Act”), be brought only in federal court; and
•to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

The matters specified for voting above are more fully described in the accompanying proxy statement.

Meeting Information:

Date:	Wednesday, May 15, 2024
Time:	12:30 p.m. Eastern time
Place:	Via live webcast - please visit: www.virtualshareholdermeeting.com/TNL2024

Who Can Vote:
The record date for the meeting is March 25, 2024. This means that owners of Travel + Leisure Co. common stock at the close of business on that date are entitled to vote at the meeting and any adjournment or postponement of the meeting for which no new record date is set.

How to attend the meeting:
The meeting will begin promptly at 12:30 p.m. Eastern Time on May 15, 2024. Shareholders of record and beneficial holders at the close of business on March 25, 2024 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2024. Shareholders will have the same opportunities to participate as they would at an in-person meeting with the opportunity to vote and submit questions during the virtual meeting using the directions on the meeting website. Shareholders will need their 16-digit control number to vote or ask questions during the meeting. The control number can be found on the Notice of Internet Availability, proxy card or voting instruction form. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Beneficial shareholders whose shares are registered in the name of a bank, broker or other nominee may need to obtain the information required to be able to participate in, and vote at, the meeting, including their control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance at the meeting or how to obtain a control number, they should contact their broker, bank or other nominee who holds their shares.

Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and to test their device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.

Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.

Information About the Notice of Internet Availability of Proxy Materials:
Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our shareholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 5, 2024, we will begin mailing a Notice to all shareholders of record as of March 25, 2024, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Proxy Voting:
We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2024 annual meeting. We solicit proxies to give all shareholders of record an opportunity to vote on matters that will be presented at the annual meeting.

Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or at the annual meeting.

Our proxy tabulator, Broadridge Financial Solutions, must receive your proxy by 11:59 p.m. Eastern time on Tuesday, May 14, 2024. If you have shares of common stock credited to your account under the Company's Employee Savings Plan, the trustees must receive your voting instructions by 11:59 p.m. Eastern time on Friday, May 10, 2024.

By order of the Board of Directors,

James Savina
General Counsel &
Corporate Secretary

April 5, 2024

PROXY STATEMENT
This proxy statement contains information on the following matters that will be presented at the 2024 Annual Meeting of Shareholders (Annual Meeting) and is provided to assist you in voting your shares.

	VOTING MATTER	BOARD VOTE RECOMMENDATION	PAGE REFERENCE
Proposal 1:	Election of Directors	FOR ALL of the director nominees	1
Proposal 2:	Advisory approval of our executive compensation program ("say-on-pay vote")	FOR	19
Proposal 3:	Ratification of the appointment of the Independent Registered Public Accounting Firm for 2024	FOR	49
Proposal 4:	Amend our Certificate of Incorporation to provide for exculpation of certain officers of the Company	FOR	53
Proposal 5:	Amend our Certificate of Incorporation to require that claims under the Securities Act be brought only in federal court	FOR	55
For additional information about the Annual Meeting, please see FAQs about the Annual Meeting on page 57. On or about April 5, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (Notice) to all shareholders of record as of March 25, 2024, and will post our proxy materials on the website referenced in the Notice.

PROPOSAL 1: ELECTION OF DIRECTORS
The Travel + Leisure Co. Board of Directors (Board) is comprised of a diverse, highly experienced and engaged group of individuals. The Board has nominated our nine current Directors for election at the Annual Meeting for a term expiring at the 2025 annual meeting of shareholders, consistent with the recommendation of the Corporate Governance Committee.

Each Director nominee has agreed to be named in this proxy statement and if elected to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification or removal. Accordingly, we do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable or unwilling for good cause to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate to the extent permitted by applicable law or rule.

The following table provides summary information about our Director nominees. Your Board recommends that you vote “FOR” the election of each of the nine nominees. Detailed biographical information about each Director nominee begins on page 5.

		Director		Committee Member
Nominee Name & Biography Snapshot	Age	Since	Independent	A	C	E	G
Stephen P. Holmes Non-Executive Chairman and former Chairman & CEO Travel + Leisure Co. (f/k/a Wyndham Worldwide Corp.)	67	2006				+
Louise F. Brady Co-founder and Managing Partner Piedmont Capital Partners, LLC, Piedmont Capital Partners II, LLC, and Piedmont Capital Investments, LLC	59	2016	✓	●	+
Michael D. Brown President and Chief Executive Officer Travel + Leisure Co.	53	2018				●
James E. Buckman Former Vice Chairman York Capital Management	79	2006			●	●
George Herrera President and Chief Executive Officer Herrera-Cristina Group, Ltd.	67	2006	✓	●			+
Lucinda C. Martinez Founder Lumark, LLC	53	2021	✓				●
Denny Marie Post Former Co-President Nextbite	67	2018	✓		●		●
Ronald L. Rickles Former Senior Partner Deloitte & Touche LLP	72	2018	✓	+			●
Michael H. Wargotz Former Chairman Axcess Ventures	65	2006	✓	●	●	●
Lead Director + Chair ● Member A Audit C Compensation E Executive G Corporate Governance

Director Skills, Qualifications, Diversity and Refreshment
Each Director nominee has the skills, experience and personal qualities the Board seeks in its Directors, and the Board believes that the combination of these nominees creates an effective and well-functioning Board.

Following are the key qualifications, attributes and skills our Director nominees collectively bring to the Board:

•Ability to Make Independent Analytical Inquiries	•Human Capital Management
•Capacity to Devote Necessary Time to Board Duties	•Integrity, Wisdom and Judgment
•Executive Leadership	•Legal and Corporate Governance Experience
•Financial Expertise	•Public Company Board Experience
•Focus on Promoting Diversity and Inclusion	•Risk Management
•Global Perspective	•Sales and Marketing Expertise
•Government and Regulatory Affairs Experience	•Subscription-Based Business Experience
•Hospitality or Consumer Driven Industry Experience	•Technology Innovation Experience
The Board recognizes the importance of Board refreshment to achieve the appropriate mix of the institutional knowledge and experience of our longer-tenured Directors together with the fresh perspectives of our newer Directors. Four of nine Directors, comprising 44% of the Board, have joined the Board in or following 2018, including Ms. Martinez who joined in November 2021.
The Board also believes that it is essential that Directors represent diverse viewpoints, as the judgment and perspectives offered by diverse viewpoints improves the quality of decision-making and enhances the Company’s business performance. Four of nine Directors, comprising 44% of the Board, are female and/or have ethnically diverse backgrounds, including three female Directors (Mss. Brady, Martinez and Post) and two Directors with ethnically diverse backgrounds (Mr. Herrera and Ms. Martinez).

Director Nomination Process
Role of Corporate Governance Committee. The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board.

The Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Corporate Governance Committee focuses on issues of diversity, such as diversity of gender, race, ethnicity and national origin, education, professional experience and differences in viewpoints and skills. In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual’s contributions to the Board.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each Director should serve as our Director are described below under "Director Biographies."

Identification and Evaluation Process. The process for identifying and evaluating new nominees to the Board is initiated by identifying a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought, based on input from members of the Board; and, when appropriate, a third-party search firm may be used, which would identify and recommend potential candidates for consideration. The Corporate Governance Committee and other members of the Board will evaluate these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Qualified candidates will be interviewed by at least one member of the Corporate Governance Committee. Using the input from one or more interviews, other Board members and other information it obtains, the Corporate Governance Committee evaluates whether the candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the candidate for election by the shareholders or to fill a vacancy or newly created position on the Board.

Shareholder Recommendations of Nominees. The Corporate Governance Committee will consider written recommendations from shareholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the shareholder and evidence of the person’s ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director and the person’s consent to be named as a Director if recommended by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by shareholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.

Shareholder Nominations and By-Law Procedures. Our By-Laws establish procedures pursuant to which a shareholder may nominate a person for election to the Board. Our By-Laws are available on the Investors page of our website at travelandleisureco.com/investors by clicking on the Governance menu followed by the Governance Documents link. To nominate a person for election to the Board, a shareholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the shareholder and any associated persons making the nomination, including name and address, number of shares owned, a description of any additional interests of such nominee or shareholder and certain representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee’s consent to being named as a nominee and to serve as a Director if elected.

To nominate a person for election to the Board at our 2025 annual meeting, written notice of a shareholder nomination must be delivered to our Corporate Secretary not earlier than January 15, 2025 and not later than February 14, 2025. However, if the date of the 2025 annual meeting is not within 30 days before or after May 15, 2025, then a shareholder’s written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A shareholder may make nominations of persons for election to the Board at a special meeting if the shareholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first; provided that, at a special meeting of shareholders, only such business may be conducted (including election of directors) as shall have been brought before the meeting under our notice of meeting. In addition to satisfying the requirements under our By-Laws with respect to advance notice of any nomination, any shareholder that intends to solicit proxies in support of director nominees other than the Company's Director nominees in accordance with Rule 14a-19 must postmark or transmit electronically notice to the Corporate Secretary no later than 60 calendar days prior to the anniversary of the previous year's annual meeting (no later than March 16, 2025 for the 2025 annual meeting of shareholders). Any such notice of intent to solicit proxies must comply with all the requirements of Rule 14a-19.

Voting Standard and Majority Vote Policy
Our Certificate of Incorporation and By-Laws provide for a plurality voting standard for the election of our Directors. Under a plurality voting standard the nominee for each Director position with the most votes is elected. Only votes cast “for” a nominee will be counted. Votes “withheld” and broker non-votes in the election of directors will not be counted as cast for such purpose and therefore will have no effect on the outcome of the election.

Under the Board’s Corporate Governance Guidelines, any nominee for Director in an uncontested election (such as this one where the number of nominees does not exceed the number of Directors to be elected) who receives a greater number of votes withheld from his or her election than votes for such election shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation the Corporate Governance Committee will consider all factors deemed relevant by its members.

The Board will act on the Corporate Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the shareholder vote but in any case no later than 120 days following the certification of the shareholder vote. In considering the Corporate Governance Committee’s recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. We will promptly publicly disclose the Board’s decision and process in a periodic or current report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other Committee and Board activities, deliberations and decisions during this process.

Director Biographies
Included in the biography for each Director nominee is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

Stephen P. Holmes, 67, has served as the Non-Executive Chairman of the Board since May 2018. Mr. Holmes previously served as our Chairman and Chief Executive Officer from July 2006 until May 2018. Mr. Holmes was Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant’s Travel Content Division from December 1997 to July 2006. Mr. Holmes was Vice Chairman of HFS Incorporated (HFS) from September 1996 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, Treasurer and Chief Financial Officer of HFS from July 1990 to September 1996. Mr. Holmes also currently serves as the Non-Executive Chairman of the Board of Wyndham Hotels & Resorts, Inc. (Wyndham Hotels).

Mr. Holmes’ exceptional leadership as our former CEO provides him with detailed strategic perspective and knowledge of our operations and industry that are critical to the Board’s effectiveness. He possesses extensive public company management experience and is widely recognized as a visionary leader in the global hospitality industry. Under Mr. Holmes’ leadership, we completed the spin-off of Wyndham Hotels and continue to focus our business on, among other things, generating significant earnings and cash flow and building world-renowned hospitality brands, all of which continue to increase shareholder value. Mr. Holmes’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Holmes should serve as our Director.

Louise F. Brady, 59, has served as a Director since November 2016. She is a co-founder and has served as the Managing Partner of Piedmont Capital Partners, LLC (PCP), Piedmont Capital Partners II, LLC (PCP II), and Piedmont Capital Investments, LLC (PCI) since March 2013, March 2019 and February 2020, respectively. PCP and PCP II are privately held venture capital funds that focus on developing innovative technologies and PCI is a privately held investment entity that focuses on transformative investments in emerging technology companies. Ms. Brady has served on the board of directors of Comcast Corporation since 2023. She also currently serves on the boards of Blue Current, Inc., where she previously served as President from May 2014 to April 2022, Piedmont Triad Partnership and The Bryan Foundation, as co-chair of the advisory board of The Shuford Program in Entrepreneurship at University of North Carolina-Chapel Hill, and as co-chair of the board of directors of Shift-Ed.

Ms. Brady has spent her career focused on leading investment strategies and unlocking growth and value through developing innovative technologies in start-up companies, commercial banking and venture capital portfolio management. Ms. Brady’s exceptional background and skills contribute financial expertise and perspective on innovation to our Board in areas that are important to our business. Ms. Brady’s specific experience, qualifications and skills described above led the Board to conclude that Ms. Brady should serve as our Director.

Michael D. Brown, 53, has served as our President and Chief Executive Officer (CEO) of Travel + Leisure Co., and is a member of its Board of Director. Mr. Brown is responsible for the performance, growth, and strategic direction of the world’s leading membership and leisure travel company with a portfolio of nearly 20 resort, travel club, and lifestyle travel brands.

Mr. Brown joined the company in 2017, and in June 2018 led its subsequent evolution to Wyndham Destinations as an independent public company, globally headquartered in Orlando, FL, after spinning off Wyndham Hotels & Resorts. In 2021, Wyndham Destinations acquired the iconic Travel + Leisure brand and became Travel + Leisure Co., aligned with its strategy to be the world's leading membership and leisure travel company.
                                                                                                                                                                            Previously, Mr. Brown served as Chief Operating Officer at Hilton Grand Vacations (HGV) from 2014 to 2017. Prior to being appointed as COO for HGV, he held the role of Executive Vice President, Sales and Marketing-Mainland U.S. and Europe. Prior to joining HGV in 2008, Mr. Brown served in a series of leadership roles throughout the U.S., Europe and the Caribbean during his more than 16 years at Marriott International and Marriott Vacation Club International.

A leisure travel industry veteran of more than 30 years, Mr. Brown’s leadership is infused with a combination of strategic vision, operational expertise, authentic engagement, and industry knowledge. In addition, Mr. Brown drives the Company's commitment to be responsive and engaged through socially conscious initiatives, and fosters its global spirit of hospitality and responsible tourism. Mr. Brown’s specific experience, qualifications and skills described above led the Board to conclude that Mr. Brown should serve as our Director.

James E. Buckman, 79, has served as a Director since July 2006 and Lead Director since March 2010. From May 2007 to January 2012, Mr. Buckman served as Vice Chairman of York Capital Management, a hedge fund management company headquartered in New York City. From May 1, 2010 to January 2012, Mr. Buckman also served as General Counsel of York Capital Management and from January 2007 to May 2007 he served as a Senior Consultant to York Capital Management. Mr. Buckman was General Counsel and a director of Cendant from December 1997 to August 2006, Vice Chairman of Cendant from November 1998 to August 2006 and Senior Executive Vice President of Cendant from December 1997 to November 1998. Mr. Buckman was Senior Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated (HFS) from May 1997 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997. Mr. Buckman has also served as a member of the Wyndham Hotels board of directors since May 2018.

Mr. Buckman brings to the Board exceptional leadership, experience and perspective necessary to be our Lead Director. His service as a director, Vice Chairman and General Counsel of Cendant and a Director of Wyndham Hotels affords Mr. Buckman strong experience with Travel + Leisure Co.’s business and operations. Mr. Buckman’s experience with leading hedge fund manager York Capital Management contributes valuable cross-industry experience and depth of knowledge. Mr. Buckman’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Buckman should serve as our Director.

George Herrera, 67, has served as a Director since July 2006. Since December 2003, Mr. Herrera has served as President and Chief Executive Officer of Herrera-Cristina Group, Ltd., a Hispanic-owned, multidisciplinary management firm. From August 1998 to January 2004, Mr. Herrera served as President and Chief Executive Officer of the U.S. Hispanic Chamber of Commerce. Mr. Herrera served as President of David J. Burgos & Associates, Inc. from December 1979 to July 1998. Mr. Herrera served as a director of Cendant from January 2004 to August 2006.

Mr. Herrera provides the Board with exceptional leadership and management knowledge. As a Cendant director and a Director and Chair of the Corporate Governance Committee of Travel + Leisure Co., Mr. Herrera has gained a broad understanding of the role of the Board in our operations. Mr. Herrera’s service as chief executive officer of multidisciplinary management firm Herrera-Cristina Group, Ltd. contributes extensive and varied management, finance and corporate governance experience. His prior service as President and CEO of the U.S. Hispanic Chamber of Commerce brings valuable government relations expertise to the Board. Mr. Herrera’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Herrera should serve as our Director.

Lucinda C. Martinez, 53, has served as a Director since November 2021. In May 2022, Ms. Martinez founded Lumark, LLC, a multicultural marketing consulting firm providing media clients with a culture-first strategic approach to driving awareness and engagement across targeted audiences through culturally aligned advertising and promotional tactics. Previously, Ms. Martinez was Vice President, Global Brand & Multicultural Marketing at Netflix, Inc., one of the world’s leading entertainment subscription services, from September 2021 through June 2022, and led the development, strategy and execution of brand transformation, audience engagement, and insight-driven brand positioning within a cultural context for Netflix globally. Prior to that, she spent nearly 20 years with Warner Media, a media company with a portfolio of iconic entertainment, news, and sports brands, in roles of increasing responsibility, including serving as Executive Vice President, Brand Marketing HBO and HBO Max from August 2020 to March 2021 and as Executive Vice President, Multicultural Marketing, Brand & Inclusion Strategy from September 2019 to August 2020. During her tenure with Warner Media, she built a best-in-class multicultural marketing team that created meaningful, long-term connections with the brand’s fans across the rapidly changing global marketplace. Ms. Martinez serves on the Board of Trustees of The Alvin Ailey American Dance Theater and on the Advisory Board of The Hispanic Scholarship Fund.

Ms. Martinez is an accomplished media and entertainment industry executive with expertise in the global marketing of subscription businesses for two of the world’s most successful digital media companies, HBO and Netflix. She brings world-class experience in subscriber business development, digital and diverse marketing strategies, and brand management to the Board. Ms. Martinez's specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Martinez should serve as our Director.

Denny Marie Post, 67, has served as a Director since May 2018. Ms. Post previously served as Co-President of Nextbite, a leader in virtual restaurants and a pioneer in online order management, from June 2022 to May 2023. She also served as the Chief Executive Officer of Red Robin Gourmet Burgers Inc., a casual dining restaurant chain, from August 2016 and as President from February 2016 until April 2019. She previously served as a member of the Red Robin Board of Directors. Prior to that, Ms. Post served as Executive Vice President and Chief Concept Officer of Red Robin beginning in March 2015. Ms. Post joined Red Robin in August 2011 as Senior Vice President and Chief Marketing Officer. Prior to her role at Red Robin, Ms. Post served as the Senior Vice President and Chief Marketing Officer at T-Mobile USA. Ms. Post previously held the roles of Senior Vice President of Global Beverage, Food and Quality for Starbucks Corporation as well as the Senior Vice President and Chief Concept Officer for Burger King. Ms. Post also held several management positions for KFC USA, KFC, Pizza Hut and Taco Bell Canada while she was employed with YUM! Brands, Inc. She also serves on the boards of Vital Farms (VITL), Bluestone Lane Holdings, and Libbey Glass.

Ms. Post’s more than 30 years of senior management experience in the consumer driven industry brings extensive sales, marketing, product innovation and management and strategic team building expertise to Travel + Leisure Co. and this is of significant value to the Board. As a member of the Compensation and Governance Committees of Travel + Leisure Co., Ms. Post has gained a broad understanding of the role of the Board in our operations. Ms. Post’s prior service as chief executive officer of a publicly traded company contributes extensive leadership, marketing and brand management experience and provides the Board with expertise that is critical to our business. Ms. Post’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Post should serve as our Director.

Ronald L. Rickles, 72, has served as a Director since May 2018. He was a senior partner with Deloitte & Touche LLP until his retirement in 2014. He served in a variety of leadership roles, including managing partner for the New Jersey offices and Northeast regional leader of the firm’s professional services practice for mid-market and privately held companies. Earlier serving as an audit partner for 30 years, Mr. Rickles was the lead partner serving some of the firm’s most significant clients with deep experience serving the hospitality industry (including timeshare), REITs, retailers, financial services companies and franchisors, including the legacy businesses of Travel + Leisure Co.

Mr. Rickles has significant boardroom experience advising client audit committees on financial reporting, internal controls, investigations and corporate governance. He also has substantial experience and expertise working with and advising senior management on complex transactions, including mergers and acquisitions, sales, and capital market activities. Mr. Rickles’ service as Chair of the Audit Committee together with his extensive financial background and exceptional leadership experience provides the Board with financial accounting and management expertise and perspectives. Mr. Rickles’ specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Rickles should serve as our Director.

Michael H. Wargotz, 65, has served as a Director since July 2006. Mr. Wargotz is a private investor, involved with various start-up ventures. From July 2011 to June 2017, he was the Chairman of Axcess Ventures, an affiliate of Axcess Worldwide, a brand experience marketing development agency, which he co-founded in 2001. From August 2010 to June 2011, Mr. Wargotz served as the Chief Financial Officer of The Milestone Aviation Group, LLC, a global aviation leasing company. From August 2009 to July 2010, Mr. Wargotz served as the Co-Chairman of Axcess Luxury and Lifestyle. From December 2006 to August 2009, Mr. Wargotz served as the Chief Financial Advisor of NetJets, Inc., a leading provider of private aviation services, and from June 2004 to November 2006, he served as Vice President of NetJets. From January 1998 to December 1999, Mr. Wargotz served in various leadership positions with Cendant, including President and Chief Executive Officer of its Lifestyle Division, Executive Vice President and Chief Financial Officer of its Alliance Marketing Segment and Senior Vice President, Business Development. Prior to 1998, Mr. Wargotz served in various finance and accounting positions at HFS Incorporated, PaineWebber & Co, American Express and Price Waterhouse. Mr. Wargotz served as a director of Quotient Technology Inc. from February 2023 to September 2023, Resources Connection, Inc. from May 2009 to October 2021, and CST Brands, Inc. from May 2013 to June 2017.

Mr. Wargotz’s senior management experience brings to the Board financial enterprise and branding knowledge. As past Chair of the Audit Committee of Travel + Leisure Co., he contributes financial reporting and compliance expertise and perspective. Mr. Wargotz’s experience provides the Board with exceptional leadership and branding and business development expertise in areas that are critical to our business. Mr. Wargotz’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wargotz should serve as our Director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR ALL OF THE DIRECTOR NOMINEES

ENVIRONMENTAL AND SOCIAL RESPONSIBILITY
The Company's commitment to strong environmental, social responsibility and governance (ESG) principles begins with the Board. Responsibilities for certain ESG matters are incorporated into the charters of the Audit, Compensation and Corporate Governance Committees of the Board, and the full Board receives updates on ESG matters from management and Committee Chairs. We have also integrated the priorities of environmental sustainability, inclusion and diversity, human rights, ethics, philanthropy and community support directly into our operations, while striving to deliver strong performance across our businesses.

Where You Can Find Additional ESG Information
Detailed information about our governance practices is included below under “Governance.” For additional information about our environmental and social responsibility activities and initiatives, see Part I Item 1—Business, Environmental, Social and Governance of our Annual Report filed with the SEC, which can be found on our website at investor.travelandleisureco.com/sec-filings/annual-reports, and visit our website at investor.travelandleisureco.com/esg. Information from our website is not incorporated by reference into this proxy statement.

GOVERNANCE
Board of Directors
The Board is the ultimate decision-making body of the Company, except for those matters reserved for shareholders by law or pursuant to the Company’s governance instruments and those matters delegated by the Board to management. The Board is committed to exercising sound corporate governance principles and has adopted Corporate Governance Guidelines that, along with the charters of the Committees of the Board, Director Independence Criteria, Code of Conduct for associates, and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. Each document is available on the Investors page of our website at travelandleisureco.com/investors by clicking on the Governance menu followed by the Governance Documents link. The governance rules for companies listed on the New York Stock Exchange and those contained in the Securities and Exchange Commission (SEC) rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically.

Board Leadership Structure and Lead Director
While the Board has not mandated a particular leadership structure, historically, the positions of Chairman of the Board and CEO were held by the same person. In 2018, as a result of Mr. Holmes’ discussions with the Board about resigning as our CEO in connection with the spin-off of Wyndham Hotels and as part of its ongoing review of the Board leadership structure and succession planning process, the Board determined that the positions of Chairman and CEO should be held by separate individuals. In connection with the spin-off, effective as of May 31, 2018, the Board elected Mr. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. At the same time, the Board also appointed Mr. Brown, our new President and CEO, as a member of our Board.
In his role, Mr. Holmes provides leadership to the Board by, among other things, working with the CEO, the Lead Director, and the Corporate Secretary to set Board calendars, determine agendas for Board meetings, ensure proper flow of information to Board members, facilitate effective operation of the Board and its Committees, help promote Board succession planning and the orientation of new Directors, address issues of Director performance, assist in consideration and Board adoption of the Company’s long-term and annual operating plans, and help promote senior management succession planning. Mr. Holmes’ experience as our former CEO and his knowledge and familiarity with our business and industry bring unique and valuable perspective to the Board. In addition, Mr. Brown’s service as a Director promotes strategy development and execution and facilitates information flow between management and the Board, which is also essential to effective governance.

The Board also recognizes the importance of having independent Board leadership and selected James E. Buckman, an independent Director who serves as a member of the Executive Committee and Compensation Committee, to serve as the Board’s Lead Director. The Lead Director serves as a key advisor to our Chairman, chairs executive sessions of independent Directors and provides feedback to the Chairman, chairs meetings of the Board in the absence of the Chairman, and reviews in advance, and as appropriate, consults with the Chairman regarding, the agendas for all Board and Committee meetings.

Seven of our nine current Directors are independent, and the Audit, Compensation and Corporate Governance Committees are composed solely of independent Directors. Consequently, the independent Directors directly oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of Directors and the development and implementation of our corporate governance programs. Our independent Directors bring experience, oversight and expertise from outside our Company and industry, which balances the Company-specific experience and expertise that our Non-Executive Chairman and our CEO bring to the Board.

The Board will continue to review our Board leadership structure as part of the succession planning process. We believe that our leadership structure, in which the roles of Chairman and CEO are held by separate individuals, together with an experienced and engaged Lead Director and independent key Committees, is the optimal structure for our Company and our shareholders at this time.

Committees of the Board
The Board has four standing Committees: Audit, Compensation, Corporate Governance and Executive. The key responsibilities of each Committee, together with current membership and the number of meetings held in 2023, are set forth below.

Audit Committee
Committee Members:	Key Responsibilities:
Ronald L. Rickles (Chair) Louise F. Brady George Herrera Michael H. Wargotz Meetings in 2023: 8
•Appointing our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting.
•Pre-approving all services performed by our independent registered public accounting firm.
•Providing oversight on the external reporting process and the adequacy of our internal controls.
•Reviewing the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors.

•Reviewing services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm, and providing oversight on hiring policies with respect to employees or former employees of the independent auditor.
•Maintaining procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters.
•Reviewing and updating periodically our Code of Conduct to promote ethical behavior by all of our associates.
•Review and provide oversight of related person transactions in compliance with the Company’s Related Person Transactions Policy.

Financial Expertise, Independence, and Financial Literacy
All members of the Audit Committee are independent under the Board’s Director Independence Criteria and applicable regulatory and listing standards, as well as financially literate, knowledgeable and qualified to review financial statements in accordance with applicable regulatory and listing standards. Ronald L. Rickles and Michael H. Wargotz are audit committee financial experts within the meaning of applicable SEC rules and have “accounting or related financial management expertise” within the meaning of applicable NYSE rules.

Compensation Committee
Committee Members:	Key Responsibilities:
Louise F. Brady (Chair) James Buckman Denny Marie Post Michael H. Wargotz Meetings in 2023: 6
•Providing oversight on our executive compensation program consistent with corporate objectives and shareholder interests.
•Reviewing and approving Chief Executive Officer (CEO) and other senior management compensation.
•Reviewing and considering the independence of advisers to the Compensation Committee.

•Approving grants of long-term incentive awards and our senior executives’ annual incentive compensation under our compensation plans.
•Periodically reviewing our human capital programs, policies and procedures (except to the extent within the purview of the Corporate Governance Committee), including management succession planning and development.

Independence and Non-Employee Director Status
All of the members of the Compensation Committee are independent under the Board’s Director Independence Criteria and applicable regulatory and listing standards. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act).

Compensation Committee Interlocks and Insider Participation
There are no compensation committee interlocks between Travel + Leisure Co. and other entities involving our executive officers and directors.

Corporate Governance Committee
Committee Members:	Key Responsibilities:
George Herrera (Chair) Lucinda C. Martinez Denny Marie Post Ronald L. Rickles Meetings in 2023: 4
•Recommending to the Board nominees for election to the Board.
•Reviewing principles, policies and procedures affecting Directors and the Board’s operation and effectiveness.
•Providing oversight on the evaluation of the Board and its effectiveness.

•Reviewing matters of corporate social responsibility and sustainability performance, including potential long- and short-term trends and impacts of environmental, social, and governance issues.
•Reviewing and approving Director compensation.

Independence All of the members of the Corporate Governance Committee are independent under the Board’s Director Independence Criteria and applicable listing standards.

Executive Committee
Committee Members:	Key Responsibilities:
Stephen P. Holmes (Chair) Michael D. Brown James Buckman Michael H. Wargotz Meetings in 2023: 5	The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.
The charters of the Audit, Compensation and Corporate Governance Committees are available on the Investor page of our website at travelandleisureco.com/investors by clicking on the Governance menu followed by the Governance Documents link.

Oversight of Risk Management
We face a broad array of risks, including risks relating to our finances, business operations and strategy, human capital matters, legal, regulatory and compliance matters, and reputational exposure. Our CEO and other members of senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant Committee regarding risk management. The Board provides oversight and seeks to ensure that risks undertaken by the

Company are consistent with a level of risk that is appropriate and aligned with the achievement of our business objectives and strategies. Committees of the Board consider risks within their principal areas of responsibility and update the Board on significant risk matters. Aligning Committees with risk oversight in their individualized areas of Committee focus and attention allows the Board to provide specific attention to and oversight of key risk areas.

Each Committee is responsible for providing oversight with respect to the management of certain risks and the entire Board is regularly informed about our risks through Committee reports and management presentations. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit, information technology, cybersecurity and ethics and compliance. The Audit Committee also receives quarterly updates from management regarding our global risk assessment (GRA) program, which is designed to identify the top risks applicable to the Company and document risk mitigation plans and initiatives by management. With respect to cybersecurity risk oversight, our Audit Committee receives quarterly updates from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such periodic reports, our Audit Committee receives updates from management regarding any significant changes to the Company’s cybersecurity risk profile or significant newly identified risks. Our Chief Ethics and Compliance Officer, who is a direct report to our General Counsel, also provides quarterly reports to the Audit Committee with regard to our ethics and compliance program. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation and management succession planning. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. The Corporate Governance Committee also periodically reviews matters of corporate social responsibility and sustainability performance, including potential long- and short-term trends and impacts of environmental, social, and governance issues.

Our leadership structure, with Mr. Holmes serving as our Non-Executive Chairman and with Mr. Brown serving as a Director, also enhances the Board’s effectiveness in risk oversight due to the extensive knowledge of Mr. Holmes and Mr. Brown with respect to our business and operations, facilitating the Board’s oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.

Director Independence
Travel + Leisure Co.’s Corporate Governance Guidelines and Director Independence Criteria define our standards for director independence and reflect applicable NYSE and SEC requirements. All members of the Audit Committee and the Compensation Committee must also meet heightened independence standards under applicable NYSE and SEC rules.

Our Board is required under NYSE rules to affirmatively determine that each independent Director has no material relationship with Travel + Leisure Co., impacting his or her independence.

In accordance with these standards and criteria, the Board undertook its annual review of the independence of its Directors. During this review the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries and affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Audit Committee pre-approval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had or has any relationship with us other than as a Director within the meaning of our Director Independence Criteria and applicable regulatory and listing standards.

As a result of its review the Board affirmatively determined that the following Directors are independent of us and our management as required by the NYSE listing standards and the Director Independence Criteria: Louise F. Brady, James E. Buckman, George Herrera, Lucinda C. Martinez, Denny Marie Post, Ronald L. Rickles and Michael H. Wargotz. All members of the Audit, Compensation and Corporate Governance Committees are independent Directors within the meaning of our Director Independence Criteria and applicable regulatory and listing standards.

Executive Sessions of Non-Management Directors and Independent Directors
The non-management members of the Board meet regularly without any members of management present. In addition, at least once a year, the independent Directors meet in a private session that excludes management and non-independent Directors. The Lead Director chairs these sessions.

Meeting Attendance
Directors are expected to attend all Board meetings and meetings of the Committees on which they serve, as well as our Annual Meeting of Shareholders, absent exceptional cause. Directors fulfill their responsibilities not only by attending Board and Committee meetings but also through communication with the Non-Executive Chairman, Lead Director, CEO and other members of management relative to matters of interest and concern to Travel + Leisure Co. throughout the year.

The Board held four meetings during 2023. Each Director attended our 2023 annual meeting of shareholders, and each Director attended all of the Board meetings and at least 93% of the meetings of the committees of the Board on which the Director served during 2023.

All directors are expected to attend the 2024 Annual Meeting.

Communications with the Board and Directors
Shareholders and other parties interested in communicating directly with the Board, an individual non-management or independent Director or the non-management or independent Directors as a group may do so by writing our Corporate Secretary at our principal executive offices at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.

Compensation of Directors
Highlights of Our Director Compensation Program. The following are highlights of our compensation program for non-management Directors:
•On average, 66% of our Directors’ total annual compensation for 2023 was equity-based, aligning our Directors’ interests with the long-term interests of our shareholders.
•Our Directors have the opportunity to defer all of their cash- and equity-based compensation under our Non-Employee Directors Deferred Compensation Plan. Amounts deferred under the plan are credited in the form of deferred stock units (DSUs) which are payable solely in shares of our common stock. DSUs are not paid out until the Director’s retirement or termination from service on the Board, thereby further aligning our Directors’ interests with the long-term interests of our shareholders. For 2023, our Directors elected to defer on average 50% of their total annual compensation.
•Consistent with Travel + Leisure Co.’s philanthropic commitment, our non-management Directors are provided a three-for-one Company match for charitable contributions. We will match Director contributions $3 for every $1 contributed by the Director up to an aggregate maximum Company contribution of $75,000 per year. On average, 6% of our Directors’ total annual compensation for 2023 was attributable to this charitable match.
•We maintain robust stock ownership guidelines which require our non-management Directors to own stock equal to the greater of 5x the cash portion of the annual retainer or 2.5x their total retainer value without regard to Committee fees. As of December 31, 2023, each of our Directors owned at least 12.6x the cash portion of their annual retainer and 6.3x their total retainer value, except for Ms. Martinez who joined our Board in November 2021 and has until November 2026 to achieve compliance.
•Our 2006 Equity and Incentive Plan, as amended and restated, contains a shareholder-approved limit on the value of equity awards that can be granted to each non-management Director annually.
•We do not pay any per-meeting fees.
•We do not provide retirement benefits to our non-management Directors.
•Our independent compensation consultant reviews our Director compensation program annually relative to our peer group and best practices.

Overview. Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of shareholders. A management Director receives no additional compensation for Board service.

Directors of a publicly traded company have substantial responsibilities and time commitments, and with ongoing changes in corporate governance standards, highly qualified and experienced directors are in high demand. Accordingly, we seek to provide competitive and appropriate economic incentives for our Directors who play a critical and active role in overseeing the management of our Company and guiding our business strategy. Our Board has a total of nine members, seven of whom are independent. All of our independent Directors serve on at least one Committee. Our Director compensation program is designed to reasonably compensate our Directors for their qualifications and experience, continued performance, dedication, increased responsibilities and time commitment.

Annual Review of Director Compensation. In November 2022, our independent compensation consultant, Aon, provided an independent review of our non-management Director compensation program. As part of this review, Aon assessed the elements of our program, including annual board retainers in cash and equity, fees for chairman and Committee service, and prevalence of features such as non-executive chairman and lead director pay and other compensation in the form of perquisites and benefits, and provided peer group data (using the peer group listed below in "Compensation Review and Competitive Analysis - Peer Group Composition for 2023") that presented annual retainer fees, Committee service pay, and annual equity grant value at the 25th, 50th and 75th percentile. Aon also assessed the prevalence of governance policies such as stock ownership guidelines and stock hedging/pledging. The Governance Committee reviewed the peer group data prepared by Aon and determined that our Directors' total direct compensation was generally aligned with the philosophy of targeting the top quartile of the peer group. As a result of this review, our 2023 Director compensation program remained consistent with our 2022 program.

Annual Retainer Fees. The following table describes 2023 annual retainer and Committee chair and membership fees for non-management Directors for the full-year. Our Directors do not receive additional fees for attending Board or Committee meetings.

	Cash-Based	Stock-Based	Total
Non-Executive Chairman	$160,000	$160,000	$320,000
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000

The annual Director retainer and Committee chair and membership fees are paid on a quarterly basis 50% in cash and 50% in Travel + Leisure Co. stock. The requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our shareholders. For 2023, the number of shares of stock issued was based on our stock price on the quarterly determination date. Beginning for 2024, such awards are made on an annual basis rather than a quarterly basis and the number of shares of stock issued is based on our stock price on the annual determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or deferred stock units (DSUs). Directors may also elect to defer any cash-based compensation or time-vesting restricted stock units (RSUs) into DSUs. A DSU entitles the Director to receive one share of common stock following the Director’s retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period. The Director may not sell or receive value from any DSU prior to retirement or termination of service.

Director Equity Awards. In addition to the annual retainer fees, to further align our Directors’ interests with those of our shareholders, each non-management Director is granted an annual equity award typically in the form of RSUs. On March 7, 2023, each of our non-management Directors received a $125,000 annual equity grant of time-vesting RSUs, which vest ratably over a four-year period. Beginning for 2024, the $125,000 annual director equity awards vest over a one-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units.

Other Compensation. Consistent with Travel + Leisure Co.’s philanthropic commitment, we will match a non-management Director's qualifying charitable contributions $3 for every $1 contributed by the Director up to an aggregate maximum Company contribution of $75,000 per year. Five of our Directors chose to make qualifying charitable contributions in 2023, which we matched three times the amount of their personal contribution. This benefit to our non-management Directors reflects our core commitment to charitable giving. We also maintain a policy to award our non-management Directors up to a maximum of 500,000 Wyndham Rewards Points annually. These Wyndham Rewards Points have an approximate value of $4,133 and may be redeemed for numerous rewards options including stays at Wyndham properties. This benefit provides our Directors with an opportunity to get ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our businesses.

Holmes Letter Agreement. In connection with the spin-off of Wyndham Hotels, effective as of May 31, 2018, the Board elected Stephen P. Holmes, who had served as the Chairman and CEO of the Company since July 2006, to the position of Non-Executive Chairman of the Board. In connection with his election as Non-Executive Chairman of the Board, on June 1, 2018, the Company entered into a letter agreement with Mr. Holmes (Holmes Letter Agreement), which provides him with an annual retainer of $320,000 (with $160,000 payable in the form of cash and $160,000 payable in the form of Travel + Leisure Co. common stock) as further described above. In addition, the Company agreed to pay Mr. Holmes the following amounts to assist him in the course of performing his duties and responsibilities to the Company: $18,750 per year toward his costs incurred in connection with retaining an administrative assistant and $12,500 per year toward his costs incurred in connection with office space. In addition, the Company also agreed to reimburse Mr. Holmes while he remains a Board member for 50% of the cost of his annual executive health and wellness physical ($5,500 in 2023).

Director Stock Ownership Guidelines. The Corporate Governance Guidelines require each non-management Director to comply with Travel + Leisure Co.’s Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least 5x the cash portion of the annual retainer or 2.5x the total retainer value without regard to Board Committee fees. Directors have a period of five years after joining the Board to achieve compliance with this ownership requirement. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2023, all of our non-management Directors exceeded these stock ownership requirements, except for Ms. Martinez who joined our Board in November 2021 and has until November 2026 to achieve compliance.

2023 Director Compensation Table
The following table describes compensation we paid our non-management Directors for 2023.

Directors	Fees Paid in Cash ($)	Stock Awards ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Louise F. Brady	—	394,996	79,133	474,129
James E. Buckman - Lead Director	152,579	277,400	4,133	434,112
George Herrera	132,584	257,399	29,633	419,616
Stephen P. Holmes - Chairman	170,047	294,937	40,883	505,867
Lucinda C. Martinez	113,831	238,652	4,133	356,616
Denny Marie Post	61,929	310,550	11,633	384,112
Ronald L. Rickles	136,359	261,137	76,884	474,380
Michael H. Wargotz	137,601	262,390	41,219	441,210

(a)Represents the aggregate grant date fair value of stock awards computed in accordance with ASC 718. The grant date fair value for these stock awards is measured based on the closing price of our common stock on the date of grant. On March 7, 2023, each non-management Director was granted a time-vesting RSU award with a grant date fair value of $125,000, which vests ratably over four years. The remaining amount in each row represents the aggregate grant date fair value of retainer fees paid in the form of common stock and/or DSUs during the year.
(b)Total shares of our common stock issuable for DSUs at December 31, 2023 were as follows: Ms. Brady, 56,318; Mr. Buckman, 103,259; Mr. Herrera, 42,687; Mr. Holmes, 28,668; Ms. Martinez 310; Ms. Post, 20,996; Mr. Rickles, 29,842; and Mr. Wargotz, 104,638. Total shares of our common stock issuable for unvested RSUs at December 31, 2023 were as follows: Ms. Brady, 5,838; Mr. Buckman, 5,838; Mr. Herrera, 5,838; Mr. Holmes, 5,838; Ms. Martinez 5,858; Ms. Post, 5,838; Mr. Rickles, 5,838; and Mr. Wargotz, 5,838.
(c)Includes amounts attributable to charitable matching contributions made on behalf of the Director, the value of Wyndham Rewards Points and life insurance premiums paid by us as applicable. The value of charitable matching contributions were as follows: Ms. Brady $75,000; Mr. Herrera, $25,500; Ms. Post $7,500; Mr. Rickles $73,536; and Mr. Wargotz, $34,500. Ms. Brady, Mr. Buckman, Mr. Herrera, Mr. Holmes, Ms. Martinez, and Ms. Post all received 500,000 Wyndham Rewards Points with an approximate value of $4,133. Mr. Rickles received 405,000 Wyndham Rewards Points with an approximate value of $3,348. Mr. Wargotz received 495,000 Wyndham Rewards Points with an approximate value of $4,092. Life insurance premiums paid by us under a legacy Wyndham Worldwide program were $2,627 for Mr. Wargotz. The amount for Mr. Holmes also includes $18,750 for the cost of an administrative assistant to assist him in performing his duties to the Company, $12,500 related to office space for use in performing his duties to the Company, and $5,500 for his executive health and wellness physical. The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid are not reflected in the table above. On occasion, a director’s spouse or other invited guests may accompany the director to a business function or on a Company-provided non-commercial aircraft (leased under timeshare or chartered) when the aircraft is in use for business purposes. In those cases, there generally has not been additional aggregate incremental cost to the Company and, as a result, no amount associated with such event or use is reflected in the "2023 Director Compensation Table."

Related Party Transactions
The Board has adopted a written policy regarding the review of certain related party transactions (the “Related Person Transactions Policy”). Under the Related Person Transactions Policy, which is administered by our Audit Committee, Directors and executive officers must report any related person transactions to the Office of General Counsel and furnish details regarding the terms and circumstances of each such transaction in advance of entering into or amending or modifying such transaction. Pursuant to the Related Person Transactions Policy, the material facts respecting any such related person transaction and the related person’s interest in such transaction must be reviewed and pre-approved (or not approved) by the Audit Committee. No Director of the Company may participate in any approval of any related person transaction with respect to which he or she is a related person.

For purposes of the Related Person Transactions Policy, a “related person transaction” includes, subject to certain exceptions, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) any related person has or will have a direct or indirect material interest, and (iii) such transaction would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. The policy defines a “related person” to include: any of our Directors, Director nominees or executive officers; a known holder of more than 5% of our common stock; immediate family members of any of the foregoing; or any firm, corporation or other entity in which any of the foregoing persons is an executive officer, partner, principal or similar position, or in which such person has a material ownership or financial interest.

We have included disclosure below regarding certain ongoing transactions between the Company and a limited liability company affiliated with Mr. Holmes (Holmes LLC) since the beginning of the prior fiscal year.

In May 2018, the Company entered into an Aircraft Timesharing Agreement with Holmes LLC pursuant to which Holmes LLC granted us the right to use the aircraft that it owns on a timesharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses in accordance with, the federal aviation regulations. We paid operating costs and expenses under this timesharing agreement of $107,061 in 2023. Holmes LLC is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, as provided in the federal aviation regulations.

Code of Business Conduct
We remain committed to the highest standards of ethics, integrity, and responsible business practices across our global operations. We maintain a Code of Conduct applicable to all of our associates, including our CEO, Chief Financial Officer and Chief Accounting Officer. The Audit Committee is responsible for reviewing and updating periodically our Code of Conduct to promote ethical behavior by all of our associates. We also maintain a Code of Business Conduct for Directors. We will disclose on our website any amendment to or waiver of a provision of our Code of Conduct for Directors or our Code of Conduct as may be required and within the time period specified under applicable SEC and NYSE rules. The Code of Business Conduct for Directors and our Code of Conduct are available on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.

Information about our Executive Officers
Set forth below is certain information regarding each of our executive officers as of April 5, 2024, other than Michael D. Brown, whose biographical information is presented above under "Proposal 1: Election of Directors."

Thomas M. Duncan, 48, has served as our Senior Vice President and Chief Accounting Officer since September 2022. Previously, Mr. Duncan served as Senior Vice President, Finance of the Company from June 2018 to September 2022, as Senior Vice President and Controller of Wyndham Vacation Ownership from 2006 to 2018, Vice President and Assistant Controller from 2000 to 2006, and Director of Financial Reporting from 1999 to 2000. Mr. Duncan began his career with Ernst & Young LLP in its assurance services practice.

Michael A. Hug, 57, has served as our Chief Financial Officer since June 2018. Previously, Mr. Hug served as Executive Vice President and Chief Financial Officer of Wyndham Vacation Ownership from 2006 to 2018, Senior Vice President and Controller from 2002 to 2006, and Vice President of Finance and Administration of Resort Management Services from 1999 to 2002. Prior to joining Wyndham Vacation Ownership, Mr. Hug was a senior manager with Ernst & Young from 1988 until 1999 and is a Certified Public Accountant.

Kimberly Marshall, 60, has served as our Chief Human Resources Officer since June 2018. Previously, Ms. Marshall served as Executive Vice President, Human Resources, for Wyndham Vacation Ownership from February 2017 to June 2018 and Senior Vice President of Human Resources from 2012 to 2017. Prior to joining Wyndham Vacation Ownership, Ms. Marshall served as Executive Vice President, Human Resources for PSS World Medical from 2010 to 2012 and Senior Vice President, Human Resources for CHEP Americas from 2007 to 2010. In addition, she served as Senior Vice President Human Resources for the Southeast Region of Centex Homes from 2004 to 2007 and spent 11 years with The Walt Disney Company in Finance and in Human Resources from 1993 to 2004. Ms. Marshall began her career in public accounting with Arthur Andersen & Co. and later Price Waterhouse Coopers and is a Certified Public Accountant.

Jeffrey Myers, 56, has served as Chief Sales and Marketing Officer of Wyndham Destinations, our vacation ownership business segment since June 2018. Previously, Mr. Myers served as Chief Sales and Marketing Officer of Wyndham Vacation Ownership from 2008 to 2018. A 30-year industry veteran, Mr. Myers joined Wyndham Vacation Ownership in 1991, and earned progressive leadership roles, serving as site leader, senior vice president for multiple regions and Executive Vice President of Sales for Club Wyndham and WorldMark by Wyndham from 2002 to 2007.

Geoffrey Richards, 51, has served as our Chief Operating Officer of Wyndham Destinations, our vacation ownership business segment since June 2018. Previously, Mr. Richards served as Chief Operating Officer of Wyndham Vacation Ownership from 2011 to 2018. Mr. Richards began his career with Wyndham Vacation Ownership in 1996 as a Sales Program Manager, and subsequently held several leadership positions within the Company’s sales and marketing operations, including Senior Vice President of Sales Development, Vice President of Sales and Site Marketing Programs and Executive Vice President of Global Sales Operations.

James J. Savina, 50, has served as our General Counsel and Corporate Secretary since June 2018 after joining Wyndham Worldwide in April 2018. Mr. Savina served as General Counsel and Corporate Secretary at The Kraft Heinz Company, a manufacturer and seller of consumer food and beverage products, from 2015 to 2018, where he played a central role in the merger of Kraft Foods Group and H. J. Heinz Company and led the combined company’s legal department. Previously, Mr. Savina served as Senior Vice President, Deputy General Counsel, and Chief Compliance Officer, and in other roles of increasing responsibility, for Kraft Foods Group from 2013 to 2015. His prior experience includes roles as Executive Director, Global Legal Investigations & Legal Operations for Avon Products; Senior Counsel and Director of Claims and Legal Administration for Energy Future Holdings; and Associate for Jones Day, an international law firm.

Sy Esfahani, 63, has served as our Chief Technology Officer since November 2021. Prior to joining Travel + Leisure Co., Mr. Esfahani served as Chief Information Officer at Qatar Airways Group, an airline company, from February 2019 to June 2021. Previously, Mr. Esfahani served as Global Chief Information Officer for MGM Resorts International, a global hospitality and entertainment company, from 2013 to 2019, where he focused on improving operations and customer experience within various lines of business across the 20 resort brands. Earlier in his career, Mr. Esfahani held chief information officer and key technology leadership positions at several companies in the financial services and trade show production industries.

Amandine Robin-Caplan, 39, has served as our Chief Brand and Communications Officer since July 2023. Prior to joining Travel + Leisure Co., Ms. Robin-Caplan spent 11 years at Pernod Ricard, a global premium wine and spirits organization, where her tenure culminated in the role of Chief Communications Officer for the USA in 2016 and then the North America region from 2017 to 2022. She also fueled the communications, brand, training, marketing and business development priorities at McCarthy Tetrault and GE Capital in Canada. Ms. Robin-Caplan also served as a board member with Columbia University Maison Francaise and Keep America Beautiful, among other organizations.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our shareholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis starting below on page 19 and in the tabular and accompanying narrative disclosure regarding named executive officer compensation starting on page 32 (Say-on-Pay Vote). We encourage you to read the Compensation Discussion and Analysis and the accompanying tables and narratives for details on the 2023 compensation of our named executive officers.

Recommendation for Approval
For the reasons discussed in our Compensation Discussion and Analysis, the Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.

Although the vote is advisory and non-binding, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (Committee) and the Committee’s considerations and decisions made under those programs for our named executive officers for 2023.

Our Named Executive Officers. Our named executive officers for 2023 are:
•Michael D. Brown, President and Chief Executive Officer
•Michael A. Hug, Chief Financial Officer
•Geoffrey Richards, Chief Operating Officer, Wyndham Destinations
•Jeffrey Myers, Chief Sales and Marketing Officer, Wyndham Destinations
•Olivier Chavy, former President, Panorama and Travel + Leisure Clubs
Mr. Chavy ceased serving in his role as President, Panorama and Travel + Leisure Clubs effective February 20, 2024.
Solid Financial and Operational Performance for Shareholders: In 2023, our management team led by our named executive officers produced strong financial and operational performance.

Key 2023 Financial and Business Highlights

Net Revenue	Net Income[a]	Adj. EBITDA[b]	Share Repurchases[c]
$3.8**B**	$396**M**	$908**M**	$307**M** (7.8**M** shares)

Liquidity[d]	Net Cash Provided by Operating Activities	Adj. FCF[b]	Dividends[c]
$1.3**B**	$350**M**	$379**M**	$136**M**

+ Achieved 18% **Tour Growth** year-over-year
+ Achieved **7% net revenue** and **10% Adj. EBITDA[b] growth** year-over-year in Vacation Ownership segment
+ **Returned $443M to shareholders** through dividends and share repurchases[c]
+ Acquired the rights to the **Sports Illustrated** vacation ownership business
+ Ranked as one of the **Best Companies to Work For** by U.S. News & World Report and one of the **World's Most Admired Companies** by Fortune
+ Released **2022 ESG Report**

(a) Net income attributable to TNL shareholders.

(b) Please see appendices to this proxy statement for definitions and reconciliations of the non-GAAP financial measures, adjusted EBITDA, and adjusted free cash flow, included in the infographic.

(c) Represents, respectively, dollar amount of dividends paid and the dollar value of shares of common stock repurchased in 2023.

(d) Represents cash and cash equivalents and revolving credit facility capacity as of December 31, 2023.

Key Compensation Actions for 2023
Aligned with our Total Compensation Strategy, the Committee took several actions with respect to our executive compensation program to continue to support a high performance environment focused on strong execution supporting our growth strategy. Our key 2023 compensation actions are highlighted below and also described in further detail in this Compensation Discussion and Analysis.
•2023 Annual Incentive Plan: The 2023 Annual Incentive Plan design is consistent with the 2022 design with corporate and business unit adjusted EBITDA targets (weighted 90%) and a strategic goal component (weighted 10%) for the CEO and senior leadership team reporting directly to the CEO. Strategic goal components approved by the Committee for the named executive officers are based on role-specific strategic priorities for each executive. To incentivize high performance and further align with market practice based on a competitive market assessment shared by Aon, our independent compensation consultant, the Committee determined to extend the performance/payout range. Beginning with the 2023 Annual Incentive Plan, the maximum payout opportunity has been increased from 150% of target to 200% of target annual incentive award for higher premium performance levels.

•2023 Long-Term Incentive Plan Awards: For 2023, the Committee approved increased LTIP awards which are more heavily weighted toward performance for our CEO and his leadership team. The 2023 target LTIP Award for our CEO consists of 55% PSUs and 45% time-vesting RSUs. The other named executive officer awards consist of on average approximately 45% PSUs and 55% time-vesting RSUs. These PSUs are to be earned upon achievement of a three-year cumulative adjusted EPS financial metric for the performance period 2023 to 2025.

•2023 CEO At-Risk Pay Mix: On March 7, 2023, the Committee approved an annual target total direct compensation package for our CEO consisting of the following ongoing elements: base salary (10%), target annual cash incentive award (17%) and target LTIP award (73%). His annual target LTIP awards include a mix of 55% PSUs and 45% time-vesting RSUs. Of our CEO's target annual total direct compensation for 2023, 90% is variable and at-risk in the form of annual cash incentive and LTIP awards and 57% is contingent upon performance metrics in the form of annual cash incentive and PSUs.

•Adoption of Clawback Policy: On August 8, 2023 the Committee approved the adoption of the Travel + Leisure Co. Incentive Compensation Recovery Policy effective October 2, 2023. Under the policy, generally speaking, the Company is required to recover erroneously awarded incentive-based compensation, as defined in the policy, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The policy covers each individual who is or was designated as an "officer" of the Company for purposes of Section 16 under the Exchange Act whether or not such covered executive is serving at the time the excess compensation is required to be repaid to the Company. The policy applies without regard to whether any misconduct occurred or whether the covered executive had any individual knowledge or responsibility related to the erroneous financial statements necessitating the relevant accounting restatement. If triggered, the policy requires the recovery of any excess incentive-based compensation received by covered executive officers during the three fiscal years preceding the date of the accounting restatement. The policy applies to material accounting errors that require a restatement of prior year financial results (commonly known as "Big R" restatements) as well as to errors that are corrected in current year results (commonly known as "little R" restatements).

Shareholder Outreach for 2023 Executive Compensation Program: Consistent with our ongoing practice, during 2022, members of management reached out to our 15 largest shareholders, representing 50% of our total outstanding shares. At our 2023 annual meeting, our executive compensation program again received a strong level of support with 91% of votes cast for our program. See "Shareholder Outreach" below in this Compensation Discussion and Analysis for information regarding our outreach efforts in 2023.

Annual NEO Target Total Direct Compensation for 2023. Upon review of its compensation consultant's competitive market analysis and recommendations, our Committee adopted the following 2023 total direct compensation packages for our named executive officers based on their roles, levels of responsibility and their positions as executive officers of a public company of our size. Our compensation program is predominately variable and at-risk in the form of annual cash incentive and long-term incentive awards. For our CEO, 90% of target total direct compensation is variable and at-risk, and on average for our other named executive officers 86% is variable and at-risk.

Executive	Base Salary	Target Annual Cash Incentive		Long-Term Incentive Plans (LTIP) Target Fair Value	Target Total Direct
Michael Brown	$1,310,500	175%	$2,293,375	$9,800,000	$13,403,875
Michael Hug	$649,549	85%	$552,117	$3,600,000	$4,801,666
Geoff Richards	$610,428	85%	$518,864	$3,500,000	$4,629,292
Jeffrey Myers	$573,735	100%	$573,735	$3,500,000	$4,647,470
Olivier Chavy	$649,549	85%	$552,117	$2,600,000	$3,801,666

As Chief Sales and Marketing Officer, Mr. Myers' Target Annual Cash Incentive is based 50% on our annual incentive compensation program for management and 50% on our sales and marketing incentive compensation plan.

Our Executive Compensation Program Aligns with Shareholder Interests. We engage in the following practices to ensure that our executive compensation program aligns with our shareholders' interests.
•Our annual incentive compensation program requires achievement of rigorous financial performance metrics designed to incentivize high-performance and achievement of short-term financial goals and thus creates value for our shareholders.
•Equity awards granted to our named executive officers under our long-term incentive plan are designed to align their interests with our shareholders' interests. Regular annual equity awards constitute, on average, approximately 74% of their annual target total direct compensation and vest over multi-year periods.
•Our incentive compensation program includes a performance-based equity incentive award, the vesting of which is contingent upon achievement of performance goals over a three-year period, incentivizing medium-term high performance and value growth for our shareholders.
•Our CEO receives no tax gross-ups on perquisites.
•We have policies prohibiting our Directors and senior executives from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.
•Our named executive officers do not have the right to receive cash severance based solely upon change-in-control. Severance agreements with respect to cash severance payments are double trigger following the occurrence of a change-in-control.
•None of our executive officers is entitled to any tax gross-up in connection with severance payments upon termination of employment.
•We continue our shareholder outreach program to seek feedback on our governance and executive compensation practices.
Total Compensation Strategy
Our Total Compensation Strategy is designed to achieve the following objectives:
•Attract, retain and motivate high-performing senior management talent. We believe that attracting and retaining high-performing senior managers is integral to our ongoing success. Our named executive officers possess extensive experience in our businesses and the hospitality industry segments in which we compete and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our Company. Accordingly, our Total Compensation Strategy is designed in part to promote a long-term commitment from our named executive officers.
•Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality, service and leisure companies. As described below, the Committee reviews benchmark data from our peer group as well as general industry compensation reference information. The Committee does not view this benchmark as a rigid standard. We also provide our named executive officers with welfare and retirement benefits which are reviewed on a Company-wide basis.
•Support a high-performance environment by linking compensation with performance. We focus on deploying capital for the highest appropriate returns. Ultimately, our business objective is to grow our business while optimizing cash flow and adjusted EBITDA. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results. Accordingly, compensation levels are strongly influenced by corporate, business unit and individual performance.
•Support a long-term focus for our executives that aligns with shareholder interests. Long-term incentive compensation is intended to align the interests of our named executive officers with those of our shareholders as well as support our goal of retaining key leaders.

Compensation Committee Matters
Our Compensation Committee. The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and shareholder interests. The Committee operates under a written charter adopted by the Board and reviews the charter on an annual basis. The Committee’s membership is determined by the Board and is composed entirely of independent Directors. The Committee Chair reports at our Board meetings on Committee actions and recommendations.

Executive Compensation Consultant. Aon's Human Capital Solutions practice, a division of Aon plc (Aon), was retained by the Committee as a third-party consultant to provide independent advice, research and evaluation related to executive compensation and was paid $193,400 for its services during 2023. In this capacity, the Committee utilizes reports and analyses prepared by Aon. Aon was retained to provide the Committee with competitive market pay analyses including compensation measurement services, peer group proxy data studies and market trends.

Travel + Leisure Co. has historically engaged affiliates of Aon for insurance brokerage and actuarial services as well as compensation survey subscriptions. In this capacity, management engaged Aon, without Board involvement, to provide insurance brokerage and actuarial services and compensation survey subscriptions for the Company during 2023. We paid approximately $201,625 to Aon Risk Services, Inc. for these surety services during 2023 (offset in part by commissions collected by Aon Risk Services, Inc. from insurance carriers for placing Travel + Leisure Co. policies) and approximately $23,000 to Aon Human Capital Solutions for compensation survey subscriptions.

Aon has policies and procedures in place designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include segregation of executive compensation services in a separate business unit with performance results of that unit measured solely based on the executive compensation services, clearly defined engagements with compensation committees separate from any other services provided, management of multi-service client relationships by separate account executives, no incentives provided for cross-selling of services and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon in accordance with NYSE requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon is objective and independent.

Management’s Role. Our management plays a significant role in our executive compensation process including evaluating executive performance and recommending base salary increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO and other members of management work with the Committee to establish the agenda for Committee meetings and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee’s request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee.

While the Committee reviews management’s recommendations, the Committee retains discretion over all elements and levels of the named executive officers’ compensation. The Committee generally bases its decisions on a combination of management’s recommendations with respect to executive compensation, other than for our CEO, the Committee's evaluation of named executive officer, including CEO, performance and the external market data provided by our management and independent compensation consultant.

Committee Consideration of Say-on-Pay Vote. We currently hold an advisory vote on the compensation of our named executive officers (Say-on-Pay Vote) on an annual basis in accordance with the preference expressed by our shareholders at our 2023 annual meeting regarding the frequency of the Say-on-Pay Vote.

We maintain a shareholder outreach program to seek shareholder feedback on our governance and executive compensation practices. At our 2023 annual meeting, 91% of the shares voted on our Say-on-Pay Vote were in support of the compensation of our named executive officers as described in the 2023 proxy statement. See "Shareholder Outreach" below in this Compensation Discussion and Analysis for additional information regarding our outreach efforts.

Annual Evaluation and Compensation Risk Assessment. An important aspect of the Committee's work relates to the annual determination of compensation for our executive officers. The Committee meets each year to review the performance of the executive officers and review, consider and approve the level and mix of base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.

As part of its annual total compensation program review, the Committee considers the potential for any material risks arising from or relating to our compensation programs. The Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Travel + Leisure Co. The following aspects of our compensation programs encourage the management of our business in a prudent manner:
•The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.
•Our performance-based compensation is in large part keyed to our earnings and other key financial metrics, aligning interests of shareholders and management, and designed to improve our core operating results as opposed to high risk strategies.
•Our annual incentive compensation opportunities and PSUs are capped at a specified maximum as a countermeasure to excessive risk-taking.
•Our commission-based sales programs are monitored by management for compliance with law and internal policies.

Compensation Review and Competitive Analysis
Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain high-performing senior managers. The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

Annually, the Compensation Committee reviews total compensation market data provided by Aon. The Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. The following peer group development criteria were used to develop competitive market values to assist with fiscal year 2023 pay decisions:

• Industry: Similar to Travel + Leisure Co. (e.g., vacation ownership, time share, hospitality services, resort operations);
• Company size: Approximately 0.33x to 3x Travel & Leisure's annual revenues, with a secondary focus on market capitalization;
• Peers: Companies using Travel + Leisure Co. in their compensation peer group;
• Peers of peers: Companies used in the peer groups of potential peer companies; and
• Competitors: Companies that compete with Travel + Leisure Co. for business and management talent.

Peer Group Composition for 2023. The following peer companies comprised the peer group used by the Compensation Committee for our named executive officer compensation determinations.

Alaska Air Group, Inc.	Las Vegas Sands Corp
Bloomin' Brands, Inc.	Live Nation Entertainment, Inc.
Boyd Gaming Corporation	Marriott International, Inc.
Caesars Entertainment Corporation	Marriott Vacations Worldwide Corporation
Chipotle Mexican Grill	MGM Resorts International
Darden Restaurants, Inc.	Penn National Gaming, Inc.
Hilton Grand Vacations, Inc.	Royal Caribbean Cruises Ltd.
Hilton Worldwide Holdings, Inc.	Six Flags Entertainment Corporation
Host Hotels & Resorts, Inc.	Vail Resorts, Inc.
Hyatt Hotels Corp.	Wyndham Hotels & Resorts, Inc.
JetBlue Airways Corporation

Peer Group Composition for 2024. In August 2023, the Committee reviewed our peer group composition. As a result of this review and the recommendation of our compensation consultant, the Committee determined to make the following change to our peer group effective for 2024: Live Nation Entertainment was removed for reasons related to size.

Peer Review. Our compensation consultant’s review of the 2023 peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, long-term incentive compensation, total cash compensation and total compensation. Peer data was supplemented with general industry data also provided by our compensation consultant.

Consistent with our Total Compensation Strategy, we broadly target total compensation at competitive levels versus the peer group. Our compensation consultant advised management and the Committee that our named executive officer compensation packages are competitive with our peer group and the elements of compensation we provide our named executive officers are consistent with the compensation elements provided by our peer group companies.

This comparative review is used only as a broad competitive reference point. The Committee does not employ a rigid benchmarking standard because the Committee does not believe that categorical guidelines or formulae are appropriate for determining the mix or levels of compensation for our named executive officers. The Committee views this comparative review as one factor in making compensation decisions for our named executive officers as it does not account for other factors such as challenges we face as a company, individual past and expected future performance, leadership ability, recruiting and retention needs, succession planning, experience or scope of responsibility.

Base Salary
Consistent with our Total Compensation Strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income. The Committee approved the following base salaries for 2023 based on a review of competitive market data from Aon's 2022 executive compensation study. Base salary increases were consistent with the broader employee population.

Executive	Base Salary effective February 26, 2022	Base Salary effective February 25, 2023	Percent of Base Salary Increase
Michael D. Brown	$1,260,000	$1,310,500	4.0%
Michael A. Hug	$624,566	$649,549	4.0%
Geoff Richards	$586,950	$610,428	4.0%
Jeffrey Myers	$551,668	$573,735	4.0%
Olivier Chavy	$624,566	$649,549	4.0%

Annual Incentive Compensation
Consistent with our Total Compensation Strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive our short-term financial and operating performance and thus create value for our shareholders.

On an annual basis, in the first quarter, management has typically recommended and the Committee has approved a target award, generally expressed as a percentage of each executive’s base salary, that includes a combination of factors to determine potential annual incentive compensation for our named executive officers, including Company (corporate) and/or business unit Earnings Before Interest Taxes Depreciation and Amortization (EBITDA), as adjusted, a standard measure of our profitability. An executive’s annual incentive compensation varies and may be higher or lower than target annual incentive compensation depending on corporate and/or business unit performance and achievement against additional factors. The minimum payout opportunity for performance at threshold is 25% of the target award. For 2023, the maximum payout opportunity for our named executive officers under the annual incentive compensation program is 200% of the target award. There is no payout for performance below threshold.

The adjusted EBITDA targets for the Company and its business units are recommended by management subject to approval by the Committee considering operating budgets that reflect our strategic plan. Adjusted EBITDA may reflect certain items which in our view do not reflect ongoing performance such as restructuring costs and impairments, the categories of which are specified at the outset of the performance period.

Following the completion of each year, the Committee reviews the corporate and business unit operating results achieved against the pre-established performance targets approved by the Committee. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive’s individual contributions and personal leadership together with their performance on corporate or business unit objectives, business drivers, business development and other initiatives as applicable. If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward all or a portion of the executive’s annual incentive compensation award. In exceptional circumstances, the Committee may use its discretion to increase an executive’s annual incentive compensation based on individual performance up to the maximum 200% of target award opportunity.

2023 Annual Incentive Program. In March 2023, the Committee approved our annual cash incentive program design based 90% on Adjusted EBITDA and 10% on individual strategic goals for the CEO and his direct reports. Adjusted EBITDA is measured on consolidated business (corporate) and business unit adjusted EBITDA targets for our 2023 annual incentive program with the pre-established performance tiers ranged from 90% up to 106.5% of the Adjusted EBITDA target for the consolidated business and each business unit. Corresponding payout opportunity levels range, respectively, from 25% of the target award up to a maximum of 200% of the target award. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the maximum payout. Performance achievement below 90% of the adjusted EBITDA target for the corporation or a business unit results in no payout with respect to any portion of the award based on such corporate or business unit’s performance. Strategic goals are set on measurable performance metrics specific to each individual NEO's area of responsibility.
The annual cash target incentive opportunities as a percentage of base salary for our NEOs remained the same from 2022 to 2023. Threshold, target and maximum payout levels for our NEOs as a percentage of salary, as approved by the Compensation Committee, are set forth in the table below.

Executive	Threshold (25% of Target)	Target	Maximum (200% of Target)
Michael D. Brown	43.75%	175%	350%
Michael A. Hug	21.25%	85%	170%
Geoff Richards	21.25%	85%	170%
Jeffrey Myers	12.50%	50%	100%
Olivier Chavy*	21.25%	85%	170%
*Mr. Chavy terminated prior to plan payout and thus received no payment under the plan.

Each NEO's annual cash incentive components, weightings and strategic goals for the 2023 fiscal year are set forth below.

Executive	Travel + Leisure Co Adjusted EBITDA Weighting	Business Unit Adjusted EBITDA Weighting	Strategic Goal Weighting	Strategic Goal Measure
Michael D. Brown	90%		10%	Complete M&A/Brand Partnership Deals
Michael A. Hug	90%		10%	Reduction of G&A expense
Geoff Richards	60%	30%	10%	Inventory on balance sheet as of 12/31/2023
Jeffrey Myers	60%	30%	10%	Growth of Virtual Sales
Olivier Chavy*	60%	30%	10%	Growth of RCI Members
*Mr. Chavy terminated prior to plan payout and thus received no payment under the plan.

2023 Financial Performance Targets and Results (weighted 90%)
For 2023, adjusted EBITDA targets and achievement were as follows.

Business Unit	Target Adjusted EBITDA (millions)	Actual Adjusted EBITDA (millions)	Performance	Payout Ratio
Travel + Leisure Co.	$962.0	$907.7	94.4%	43.1%
Wyndham Destinations North America	$695.5	$677.9	97.5%	68.3%
Travel and Membership	$285.0	$247.4	86.8%	—%

2023 Strategic Goals and Results (weighted 10%)
In addition to our financial performance targets, our CEO and his leadership team are measured on a strategic goal component weighted 10% of their annual incentive target. Strategic goals approved by the Committee for each of the named executive officers and achievement levels are as follows:

Executive	Strategic Goal Measure	Payout Level	Payout Ratio
Michael D. Brown	Complete M&A/Brand Partnership Deals	Target	100%
Michael A. Hug	Reduction of G&A expense	Maximum	200%
Geoff Richards	Inventory on balance sheet as of 12/31/2023	Threshold	25%
Jeffrey Myers	Growth of Virtual Sales	Below Threshold	—%
Olivier Chavy*	Growth of RCI Members	Below Threshold	—%
*Mr. Chavy terminated prior to plan payout and thus received no payment under the plan.

Overall Payout Results for 2023
The Corporate Business Unit and specific strategic goals and actual performance results under the annual cash incentive program for the fiscal year ended December 31, 2023 are outlined in the table below.

In 2023, the Company was challenged by headwinds in the Travel and Membership segment. This segment continued to lag expectations due to lower exchange propensity and slower than anticipated ramp up of travel clubs. In order to offset these challenges, in the fourth quarter of 2023 management made structural and operational changes to reduce Travel and Membership cost structure, while maintaining focus on driving transactions in both exchange and travel clubs. These changes occurred by the end of 2023 allowing us to enter 2024 more streamlined. Given the high impact from these exceptional actions taken, the Committee approved modest positive discretion to annual incentive payments for members of the Executive Committee other than the CEO equal to 9.4% of annual AIP target under the Annual Incentive Plan. Annual incentive plan payments, inclusive of positive discretion, were below target.

Total Payout

Executive	Payout %	Total Target	Total Payout
Michael D. Brown	48.8%	$2,280,058	$1,112,668
Michael A. Hug	68.2%	$548,917	$374,581
Geoff Richards	58.3%	$515,857	$300,951
Jeffrey Myers	55.8%	$285,205	$159,258

Based on his role as Chief Sales and Marketing Officer, Mr. Myers continues to participate in a sales incentive plan. His annual incentive award under our annual compensation program accounts for 50% of his annual cash bonus opportunity while his sales incentive cash bonus accounts for the remaining 50% of his cash bonus opportunity. This 2023 sales incentive plan paid out at 88.3% of target level measured against targets for Net Operating Income, New Owner Revenue and Cost Management for Wyndham Vacation Clubs North America. These targets, established in the first quarter of 2023, were deemed to be challenging but achievable. Under this incentive plan, Mr. Myers is eligible to be paid up to 200% on each metric based on plan performance in the given year with any amount greater than 200% on each metric to be paid equally over the following 2 years if continued service requirements are met.

The Non-Equity Incentive Plan and Bonus columns of the Summary Compensation Table list the annual incentive compensation we paid our named executive officers for 2023.

Long-Term Incentive Compensation
Consistent with our Total Compensation Strategy, we provide our named executive officers with long-term incentive compensation designed to drive stock price appreciation, to reward long-term business plan delivery aligned with shareholder interests and to promote executive retention. Accordingly, our long-term incentive compensation for our named executive officers generally focuses on aligning their interests with those of shareholders, achieving competitiveness with the external market, rewarding key talent contributions and retention. Long-term incentive compensation awards are granted under our 2006 Equity and Incentive Plan, as amended and restated. Our compensation consultant and the Committee periodically review our plan design to confirm its consistency with our peers with respect to items such as long-term incentive mix prevalence and vesting provisions.

As a general matter, management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. Long-term incentive compensation is recommended by management (other than for our CEO) and reviewed and granted by the Committee to the named executive officers based on individual performance review, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include consolidated or business unit results of operations, achievement of strategic objectives and demonstrated leadership.

2023 Long-Term Incentive Plan Awards: On March 7, 2023, the Committee approved increased LTIP awards more heavily weighted toward performance for our CEO and his leadership team. The 2023 target LTIP Award for our CEO is in the form of 55% PSUs and 45% time-vesting RSUs. The other named executive officer awards are in the form of approximately 55% time-vesting RSUs and 45% PSUs on average. PSUs are to be earned based on achievement level of a three-year cumulative adjusted EPS financial metric for the performance period 2023 to 2025. RSUs vest ratably over four years, subject to continued employment. Management and the Committee believe that cumulative adjusted EPS is an appropriate multi-year profitability measure that is complementary to our short term bonus performance metric, adjusted EBITDA, and a strong indicator of the value we return to our shareholders. The three-year targets for cumulative adjusted EPS are set to generally align with our strategic growth plan.

We generally do not disclose forward-looking goals before the close of the performance period as it is competitively sensitive information. We intend to disclose these 2023 PSU goals following the end of the performance period, at which time achievement against performance goals will be determined.

LTIP Performance Stock Units Awarded in 2021
To motivate our executives to accelerate growth during the post-COVID-19 ramp up, the Committee awarded 2021 PSUs in the form of an LTIP Modifier. Our CEO was granted an award in the form of additional LTIP Modifier PSUs (Modifier PSUs) that provide the opportunity to earn up to an additional 50% of his target LTIP award. Our other named executive offers were awarded Modifier PSUs that provide the opportunity to earn up to an additional 25% of their respective target LTIP awards. These are maximum award levels and as such, the vesting of these PSUs was contingent on achieving a stretch goal that requires premium performance in excess of target based on adjusted EPS achieved in the third year of a three-year performance period. No portion of these Modifier PSUs would vest for performance achievement at or below the adjusted EPS target. Maximum achievement was established at 110% of target.

In March 2021, the Committee took into consideration the continuing uncertainty related to the global pandemic and the challenge of setting targets in the near term. In response, the Committee set an adjusted EPS target measured only for the third year of the three-year performance period to motivate accelerated growth levels and incentivize long-term performance.

Financial Targets for 2021 PSU Awards covering the 2023 performance period

Premium Performance Scale
Performance	(Threshold) 100% of 2023 Target	102.5% of Target	105.0% of Target	107.5% of Target	(Maximum) 110% of Target	Actual Performance
Adjusted EPS	$5.05	$5.18	$5.30	$5.43	$5.56	$5.70
Achievement	—%	25%	50%	75%	100%	100%

Shareholder Outreach
We have continued our shareholder outreach program to seek feedback on our governance and executive compensation practices. In 2023, for our 2024 executive compensation program, members of management reached out to our 16 largest shareholders representing 59% of our total outstanding shares. Of these shareholders, three accepted our invitation for a meeting. During these meetings we highlighted key elements of our executive compensation program and ESG initiatives. Based on the support we received from shareholders in the 2023 advisory vote on executive compensation and our shareholder outreach efforts, we believe there was general support for our executive compensation program.

Compensation Actions for 2024
Early in March 2024, the Committee took several actions with respect to our executive compensation program, to support a high performance environment.
•2024 Annual Incentive Plan: The 2024 Annual Incentive Plan design is consistent with the 2023 design in that we will continue with performance goals measured against corporate and business unit adjusted EBITDA targets for the CEO and senior leadership team reporting directly to the CEO. For 2024, management recommended and the Committee approved adjusted EBITDA weighting increasing from 90% to 100% to further align the named executive officers with shareholders in continuing to emphasize adjusted EBITDA delivery through execution of our annual plan.

•2024 Long-Term Incentive Plan Awards: For 2024, the Committee approved LTIP awards for the CEO and named executive officers aligned with the award mix set in 2022. The 2024 target LTIP Award for our CEO consists of 50% PSUs and 50% time-vesting RSUs. The other named executive officer awards consist of 25% PSUs and 75% time-vesting RSUs. PSUs will be measured on an adjusted EPS financial metric for the performance period 2024 to 2026. For each calendar year ending December 31, 2024, 2025 and 2026, the Compensation Committee will establish a “target” level of adjusted EPS to be achieved for such year with targets set in the first quarter of each year. The percentage at which each year's target has been achieved will be averaged following the end of the full three-year performance period in order to calculate the cumulative percentage of achievement of the overall adjusted EPS goal. The number of PSUs earned will be calculated as the target number of PSUs multiplied by the three-year average performance achievement as a percentage of target subject to continued employment through the last day of the three-year performance period. The Committee also approved implementation of a retirement provision in the terms of our long-term incentive equity plan to incentivize our senior leaders to plan for succession in the case of retirement from the Company. The provision applies to all participants in the long-term incentive equity plan who provide notice of retirement upon meeting requirements of 62 years of age and 10 years of service.

•2024 CEO At-Risk Pay Mix: On March 12, 2024, the Committee approved an annual target total direct compensation package for our CEO consisting of the following ongoing elements: base salary (10%), target annual cash incentive award (16%) and target LTIP award (74%). His annual target LTIP awards include a mix of 50% PSUs and 50% time-vesting RSUs. Of our CEO's target annual total direct compensation for 2024, 90% is variable and at-risk in the form of annual cash incentive and LTIP awards and 54% is contingent upon performance metrics in the form of annual cash incentive and PSUs.

Perquisites
We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our Total Compensation Strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.

In February 2023, the Committee approved perquisites for the named executive officers including a leased automobile and financial planning services. For certain perquisites, the named executive officers other than Mr. Brown receive a tax gross-up, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite. Mr. Brown does not receive any tax gross-up on perquisites. The Committee approved personal use of Company-provided non-commercial aircraft for Mr. Brown. The Compensation Committee believes that it is in the best interests of the Company from productivity and safety perspectives that the CEO be eligible to use Company provided non-commercial aircraft for personal use. Personal use of non-commercial aircraft is limited to 20 hours per calendar year for the CEO. Mr. Brown did not use Company provided non-commercial aircraft for personal use in 2023.

The 2023 All Other Compensation Table lists compensation attributable to perquisites provided to the named executive officers for 2023.

Deferred Compensation Plans
Officer Deferred Compensation Plan. Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary, annual cash incentive compensation and annual cash sales incentive compensation.

The executive makes an irrevocable deferral election prior to the beginning of the calendar year. The executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments up to ten years. The participant’s entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed in the Nonqualified Deferred Compensation Table.

401(k) Plan. We provide all employees, including our named executive officers, with a 401(k) plan after thirty (30) days of service. Our 401(k) plan permits named executive officers to defer base salary, subject to applicable Internal Revenue Code dollar limits. We provide named executive officers and other participants a Company match of base salary contributed up to 6% of base salary after one year of service as permitted under the plan and subject to applicable IRC dollar limits. The Company match is 100% vested.

Severance Arrangements
The employment agreements and employment letters of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of performance-based equity awards, vesting based on performance during a specified period, if the executive’s employment is terminated without cause or, if applicable, for a constructive discharge. These payments and terms are discussed more specifically below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”

The severance terms for the named executive officers were established in connection with their employment agreements and employment letters consistent with peer group market practices. We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination. The severance terms do not enhance an executive’s current income and therefore are independent of the peer group data review.

Change-in-Control Arrangements
In the event of a change-in-control of Travel + Leisure Co., the named executive officers receive cash severance payments only if their employment is terminated without cause or, if applicable, for constructive discharge following the change-in-control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible employees, including the named executive officers, fully vest on a change-in-control. The payments and terms of our named executive officers’ change-in-control arrangements are discussed under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”

The change-in-control terms concerning cash severance pay for the named executive officers established in connection with their employment agreements are generally consistent with peer group market practices. Since a potential change-in-control transaction generally results in increased shareholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the named executive officers’ current income and therefore are independent of the peer group data review.

Executive Officer Stock Ownership Guidelines
Our Executive Officer Stock Ownership Guidelines are intended to further align the interests of executive officers with the interests of shareholders. The guidelines require our named executive officers to own our common stock with a market value at least equal to the following multiples: CEO: 5x base salary, CFO: 3x base salary, and all other executive officers: 2x base salary. Named executive officers have a period of five years after first becoming an executive officer subject to the guidelines to achieve compliance with this ownership requirement. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PSUs and stock options. As of December 31, 2023, all of the named executive officers exceeded these stock ownership requirements.

Policy Against Hedging and Pledging of Company Stock
Our insider trading policy contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Travel + Leisure Co. securities. These persons are also prohibited under this policy from pledging Travel + Leisure Co. securities as collateral for personal loans, including holding Travel + Leisure Co. securities in margin accounts.

Compensation Committee Report
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
Louise F. Brady (Chair)
James E. Buckman
Denny Marie Post
Michael H. Wargotz

2023 Summary Compensation Table
The following table summarizes compensation paid to our named executive officers for 2023, 2022, and 2021.

Name & Principal Position	Year	Salary ($)	Bonus ($) (b)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)
Michael D. Brown	2023	1,300,792	—	9,799,932	—	1,112,668	210,686	12,424,078
President and Chief Executive Officer	2022	1,248,466	—	7,699,986	—	2,291,768	362,884	11,603,104
	2021	1,155,396	—	4,999,955	2,139,990	2,021,230	303,994	10,620,565
Michael A. Hug	2023	644,759	51,818	3,599,936	—	322,763	137,194	4,756,470
Chief Financial Officer	2022	618,862	—	2,399,928	—	538,597	142,323	3,699,710
	2021	587,108	—	2,149,960	—	580,929	138,260	3,456,257
Geoffrey Richards	2023	605,922	48,697	3,499,970	—	252,254	131,912	4,538,755
Chief Operating Officer, Wyndham Destinations	2022	582,615	—	2,249,936	—	635,825	149,978	3,618,354
	2021	546,820	—	1,999,982	—	541,810	137,956	3,226,568
Jeffrey Myers	2023	569,503	26,923	3,499,970	—	384,402	132,393	4,613,191
Chief Sales and Marketing Officer, Wyndham Destinations	2022	548,586	—	2,249,936	—	856,549	171,350	3,826,421
	2021	528,640	—	1,999,982	—	604,966	121,088	3,254,676
Olivier Chavy (d)	2023	644,753	—	2,599,933	—	—	114,404	3,359,090
President, Panorama and Travel + Leisure Clubs	2022	618,850	—	1,599,952	—	496,414	128,277	2,843,493
	2021	—	—	—	—	—	—	—

(a)Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. The grant date fair value for RSU and PSU awards is measured based on the closing price of our common stock on the date of grant. A discussion of the assumptions used in calculating the fair value of option awards may be found in Note 21 to our 2023 audited financial statements in the Form 10-K filed with the SEC on February 21, 2024. The amount in the stock awards column reflects the grant date fair value of time-vesting RSUs and of PSUs at target granted under the 2023 LTIP. The grant date fair value of PSUs granted in 2023 assuming maximum performance achievement under award terms is as follows: Mr. Brown, $10,799,936; Mr. Hug, $2,999,926; Mr. Richards, $2,949,985; Mr. Myers, $2,949,985; Mr. Chavy, $2,499,924.
(b)For 2023, the amount shown in "Non-Equity Incentive Plan Compensation" reflects annual incentive compensation for 2023, paid in 2024 and for Mr. Myers, also includes sales incentive compensation earned in 2023. The total payout for Mr. Myers under the sales incentive plan for 2023 was $252,067. The amount shown in "Bonus" reflects Committee approved use of positive discretion of 9.4% of the AIP target under the Annual Incentive Plan for the members of the Executive Committee below CEO. A description of the exceptional actions taken is provided in the "Annual Incentive Compensation" section above.
(c)See All Other Compensation Table for a description of compensation included in this column.
(d)Information is not reported for Mr. Chavy for 2021 because 2022 was his first year as a named executive officer.

2023 All Other Compensation Table
The All Other Compensation column in the Summary Compensation Table includes the following for 2023.

	Mr. Brown ($)	Mr. Hug ($)	Mr. Richards ($)	Mr. Myers ($)	Mr. Chavy ($)
Company Automobile (a)	15,547	24,606	28,705	26,283	26,460
Financial Planning Services (b)	16,032	13,606	13,796	13,796	13,316
401(k) Company Match	19,800	19,440	19,800	17,291	19,800
Deferred Compensation Company Match	144,808	61,160	54,412	64,324	38,685
Recognition/Income Gifts (c)	—	—	—	1,364	—
Aggregate Tax Gross-Up (d)	—	18,382	15,199	5,269	10,857
Executive Annual Physical (e)	3,106	—	—	—	2,686
Other (f)	11,393	—	—	4,066	2,600
Total (g)	210,686	137,194	131,912	132,393	114,404

(a)Aggregate incremental cost of automobile benefit calculated as the aggregate Company cost less any executive contribution. The amounts for Company cost include insurance and other charges and exclude tax gross-up described below. Under this program, executives have the option to purchase their vehicle at depreciated book value at the end of their lease, for which there is no direct aggregate incremental cost to the Company; however, in that case the Company foregoes the proceeds from the sale of the car by our leasing vendor, which would amount to any positive difference between the sale price of the vehicle and depreciated book value.

(b)Amounts exclude tax gross-up described below in footnote (d).
(c)Mr. Myers attended employee recognition events and these additional amounts were recognized as income related to his attendance. He did not receive tax-gross up payments for these amounts related to attendance at employee recognition events.
(d)Mr. Brown does not receive any tax-gross up on perquisites. Aggregate tax gross-up for our other named executive officers consisted of the following: Mr. Hug: automobile $14,217 and financial planning $4,165; Mr. Richards: automobile $11,034 and financial planning $4,165; Mr. Myers: automobile $1,104 and financial planning $4,165; and Mr. Chavy: automobile $6,692 and financial planning $4,165.
(e)Aggregate cost to the Company of annual executive physicals for our named executive officers.
(f)These amounts reflect the aggregate incremental cost to the Company related to a spouse or other invited guests accompanying Messrs. Brown, Myers, and Chavy to certain business functions. Messrs. Brown, Myers, and Chavy did not receive tax-gross up payments for these amounts. On occasion, an executive officer's spouse or other invited guests may accompany the executive officer on a Company-provided non-commercial aircraft (leased under timeshare or chartered) when the aircraft is in use for business purposes. In those cases, there generally has not been additional aggregate incremental cost to the Company and, as a result, no amount associated with such use is reflected in the "2023 All Other Compensation Table."
(g)The value of dividends is factored into the grant date fair value of our stock awards. Accordingly, dividends paid on vesting of RSUs are not reflected in the table above.

2023 Grants of Plan-Based Awards Table
The following table summarizes grants of plan-based awards made to the named executive officers in 2023.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	Grant Date Fair Value of Stock and Option Awards (c) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Brown	3/7/2023							104,314	4,399,964
	3/7/2023				32,005	128,022	256,044		5,399,968
	(d)	570,015	2,280,058	4,560,116
Mr. Hug	3/7/2023							49,786	2,099,973
	3/7/2023				8,890	35,561	71,122		1,499,963
	(d)	137,229	548,917	1,097,834
Mr. Richards	3/7/2023							48,008	2,024,978
	3/7/2023				8,742	34,969	69,938		1,474,992
	(d)	128,964	515,857	1,031,714
Mr. Myers	3/7/2023							48,008	2,024,978
	3/7/2023				8,742	34,969	69,938		1,474,992
	(d)	119,852	570,799	1,141,598
Mr. Chavy	3/7/2023							32,005	1,349,971
	3/7/2023				7,408	29,634	59,268		1,249,962
	(d)	137,229	548,917	1,097,834

(a)The amounts in these columns represent the threshold, target and maximum number of shares that may be earned under PSU awards granted on March 7, 2023. PSUs are subject to vesting based on achievement against pre-established performance metric, cumulative adjusted Diluted Earnings Per Share (EPS), measured over the three-year performance period (January 1, 2023 to December 31, 2025). Participants do not earn any shares for performance below threshold.
(b)Represents a grant of RSUs which vest ratably over a period of four years on each anniversary of March 10, 2023.
(c)Represents the aggregate grant date fair value of equity awards computed in accordance with ASC 718. Grant date fair value of PSUs is based on the probable outcome on the grant date (the target number of PSUs awarded).
(d)Represents potential threshold, target and maximum annual incentive compensation under the 2023 annual incentive program. Amounts actually paid for 2023 are reported in the Non-Equity Incentive Plan Compensation column and Bonus column of the Summary Compensation Table. Potential threshold, target and maximum for Mr. Myers includes amounts for annual incentive compensation and his continued participation in the sales incentive plan.

Under our 2006 Equity and Incentive Plan, as amended and restated, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are paid in cash only to the extent the underlying RSUs and PSUs vest.

Outstanding Equity Awards at 2023 Fiscal Year-End Table
The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2023.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Brown	6/1/2018	294,811	— (b)	$48.71	6/1/2024
	3/7/2019	139,198	— (c)	$44.38	3/7/2029
	3/4/2020	167,640	55,881 (d)	$41.04	3/4/2030
	3/4/2020	—	343,406 (e)	$41.04	3/4/2030
	3/3/2021	56,703	56,704 (f)	$59.00	3/3/2031
	3/4/2020					5,940 (g)	$232,195
	3/3/2021					42,373 (h)	$1,656,361
	3/1/2022					54,615 (i)	$2,134,900
	3/7/2023					104,314 (j)	$4,077,634
	3/3/2021							60,508 (l)	$2,365,258
	3/1/2022							145,640 (m)	$5,693,068
	3/7/2023							32,005 (n)	$1,251,075
Mr. Hug	6/1/2018	58,962	— (b)	$48.71	6/1/2024
	3/7/2019	55,679	— (c)	$44.38	3/7/2029
	3/4/2020	55,449	18,484 (d)	$41.04	3/4/2030
	3/4/2020					6,549 (g)	$256,000
	3/3/2021					18,220 (h)	$712,220
	3/1/2022					25,534 (i)	$998,124
	3/7/2023					49,786 (j)	$1,946,135
	3/3/2021							9,110 (l)	$356,110
	3/1/2022							22,696 (m)	$887,187
	3/7/2023							8,890 (n)	$347,510
Mr. Richards	6/1/2018	58,962	— (b)	$48.71	6/1/2024
	3/7/2019	55,679	— (c)	$44.38	3/7/2029
	3/4/2020	51,581	17,194 (d)	$41.04	3/4/2030
	3/4/2020					6,092 (g)	$238,136
	3/3/2021					16,949 (h)	$662,536
	3/1/2022					23,938 (i)	$935,736
	3/7/2023					48,008 (j)	$1,876,633
	3/3/2021							8,474 (l)	$331,249
	3/1/2022							21,278 (m)	$831,757
	3/7/2023							8,742 (n)	$341,725

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Myers	6/1/2018	58,962	— (b)	$48.71	6/1/2024
	3/7/2019	55,679	— (c)	$44.38	3/7/2029
	3/4/2020	51,581	17,194 (d)	$41.04	3/4/2030
	3/4/2020					6,092 (g)	$238,136
	3/3/2021					16,949 (h)	$662,536
	3/1/2022					23,938 (i)	$935,736
	3/7/2023					48,008 (j)	$1,876,633
	3/3/2021							8,474 (l)	$331,249
	3/1/2022							21,278 (m)	$831,757
	3/7/2023							8,742 (n)	$341,725
Mr. Chavy	3/7/2019	20,910	— (c)	$44.38	3/7/2029
	3/4/2020	27,559	13,755 (d)	$41.04	3/4/2030
	3/7/2019					33,799 (k)	$1,321,203
	3/4/2020					4,874 (g)	$190,525
	3/3/2021					13,559 (h)	$530,021
	3/1/2022					17,023 (i)	$665,429
	3/7/2023					32,005 (j)	$1,251,075
	3/3/2021							6,779 (l)	$264,991
	3/1/2022							15,130 (m)	$591,432
	3/1/2022							22,697 (o)	$887,226
	3/7/2023							7,408 (n)	$289,579

(a)Calculated using closing price of Travel + Leisure Co. common stock on the New York Stock Exchange on December 31, 2023, of $39.09.
(b)Grant of stock options, which vest ratably over a period of four years on each anniversary of June 1, 2018.
(c)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 7, 2019. Upon Mr. Chavy's separation from the Company on February 20, 2024, the expiration date was updated to February 20, 2026.
(d)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 10, 2020. Upon Mr. Chavy's separation from the Company on February 20, 2024, the expiration date was updated to February 20, 2026.
(e)Grant of stock options, which cliff vest after five years on March 10, 2025.
(f)Grant of stock options, which vest ratably over a period of four years on each anniversary of March 10, 2021.
(g)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2020.
(h)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2021.
(i)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2022.
(j)Grant of RSUs, which vest ratably over a period of four years on each anniversary of March 10, 2023.
(k)Grant of RSUs, which cliff vest after five years on March 7, 2024.
(l)Grant of LTIP Modifier PSUs. Shares earned under these LTIP Modifier PSU awards was determined based on the Company's achievement of premium levels of adjusted EPS for the third year in the three-year period (January 1, 2021 - December 31, 2023). Based on performance through December 31, 2023, the awards were paid out at the maximum threshold of 100%. Mr. Brown earned 60,508 shares, Mr. Hug earned 9,110 shares, Mr. Richards earned 8,474 shares, Mr. Myers earned 8,474 shares, and Mr. Chavy earned 6,779 shares.
(m)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2024, based on cumulative adjusted EPS, as measured against pre-established performance tiers. Amount reported is based on performance through December 31, 2023, and represents maximum performance.

(n)Grant of PSUs, which vest following the conclusion of a three-year performance period ending on December 31, 2025, based on cumulative adjusted EPS, as measured against pre-established performance tiers. Amount reported is based on performance through December 31, 2023, and represents the number of shares which may be earned for threshold performance.
(o)Grant of one-time PSU award subject to a single level of premium performance achievement against pre-established metric, cumulative adjusted Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) for Travel and Membership, for the four-year performance period (January 1, 2022 to December 31, 2025). No shares will be earned pursuant to this one-time award unless the premium performance level is fully achieved. PSUs for this grant have no value at target because no amount will be earned at target performance. Amount reported reflects estimated value of full achievement. The award provides for only one estimated value as no partial achievement is possible.

2023 Option Exercises and Stock Vested Table
The following table summarizes vesting of RSUs held by the named executive officers in 2023. During 2023, no options were exercised by, and there was no vesting of PSUs held by, our named executive officers.

Name	Option Awards			Stock Awards
	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Mr. Brown	—	—	—	3/7/2023	4,225	178,211
	—	—	—	3/10/2023	106,246	4,160,593
Mr. Hug	—	—	—	3/7/2023	5,633	237,600
	—	—	—	3/10/2023	24,169	946,458
	—	—	—	5/25/2023	48,952	1,828,847
Mr. Richards	—	—	—	3/7/2023	5,633	237,600
	—	—	—	3/10/2023	22,545	882,862
	—	—	—	5/25/2023	45,537	1,701,262
Mr. Myers	—	—	—	3/7/2023	5,633	237,600
	—	—	—	3/10/2023	22,545	882,862
	—	—	—	5/25/2023	45,537	1,701,262
Mr. Chavy	—	—	—	3/7/2023	4,225	178,211
	—	—	—	3/10/2023	17,327	678,525
	—	—	—	5/25/2023	36,429	1,360,987

(a)Amounts reflect the number of shares vested multiplied by the closing market price per share on the vesting date of Travel + Leisure Co. common stock as follows: March 7, 2023, $42.18; March 10, 2023, $39.16; and May 25, 2023, $37.36.

2023 Nonqualified Deferred Compensation Table
The following table provides information regarding 2023 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. None of our named executive officers has a balance under our Savings Restoration Plan.

Name	Executive Contributions in 2023	Company Contributions in 2023	Aggregate Earnings in 2023	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2023
	($)(a)	($)(b)	($)(c)	($)	($)(d)
Mr. Brown	144,808	144,808	269,970	—	1,645,363
Mr. Hug	61,160	61,160	289,427	12,058	1,891,572
Mr. Richards	108,825	54,412	492,683	—	2,581,422
Mr. Myers	107,206	64,324	543,980	—	2,669,248
Mr. Chavy	38,685	38,685	94,123	—	602,850

(a)All amounts are included as 2023 compensation in the Summary Compensation Table. Includes amounts applicable to 2023 annual incentive compensation paid in 2024 and for Mr. Myers annual sales incentive compensation paid in 2023.
(b)All amounts are reported as 2023 compensation in the All Other Compensation Table. Includes amounts applicable to 2023 annual incentive compensation paid in 2024 and for Mr. Myers annual sales incentive compensation paid in 2023.
(c)Represents gains or losses in 2023 on investment of aggregate balance.
(d)Salary, annual incentive compensation and annual sales incentive compensation deferred under the Officer Deferred Compensation Plan, as well as Company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. As a result, this column includes amounts that have been reported as compensation in the Summary Compensation Table in previously filed proxy statements for those named executive officers who have previously served as named executive officers. This column reflects the ending balance posted to named executive officer accounts at December 31, 2023 which does not include 2023 annual incentive compensation earned in 2023 but paid in 2024.

Our Officer Deferred Compensation Plan is described in the Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive’s investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2023, we offered a choice of investment options including money market, debt, equity and lifecycle funds.

Agreements with Named Executive Officers
The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under "Potential Payments on Termination or Change-in-Control."

Mr. Brown
Employment Agreement. We entered into an amended and restated employment agreement with Michael Brown, our CEO, dated June 1, 2021 which extended the term of his employment with the Company for a period of three years until May 31, 2024.

Mr. Brown’s agreement provides for a minimum base salary of $1.2 million, and an annual incentive compensation opportunity with a target amount equal to 150% of his base salary subject to meeting performance goals. Mr. Brown is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers. Mr. Brown's agreement provides for up to 20 hours per calendar year of personal use of an aircraft made available by the Company, subject to such terms and conditions determined by the Committee during the period of employment.

Mr. Brown’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 299% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his then target annual incentive award). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) which would have otherwise vested within one year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a two year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.

Under his employment agreement, Mr. Brown has agreed to be subject to various restrictive covenants. Mr. Brown’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Hug
Employment Agreement. We entered into an amended and restated employment agreement with Michael Hug, our CFO, dated June 1, 2021, which extended the term of his employment with the Company for a period of three years until May 31, 2024.

Mr. Hug’s agreement provides for a minimum base salary of $594,825 and an annual incentive compensation opportunity with a target amount equal to 85% of his base salary subject to meeting performance goals. Mr. Hug is also eligible for grants of long-term incentive compensation as determined by the Compensation Committee and employee benefits and perquisites generally available to our senior executive officers.

Mr. Hug’s agreement provides that if his employment during the term of employment is terminated without cause or due to a constructive discharge, he will be entitled to a lump sum payment equal to 200% of the sum of (a) his then base salary, plus (b) an amount equal to the highest annual incentive award paid to him with respect to the three fiscal years immediately preceding such termination (but in no event exceeding his then target annual incentive award). In addition, all time-based equity awards (including stock options, stock appreciation rights, and RSUs) which would have otherwise vested within one year following such employment termination, will vest upon such termination, and any performance-based equity awards (excluding stock options and stock appreciation rights) will vest and be paid on a pro rata basis (to the extent that the performance goals applicable to such award are achieved), with such proration to be determined based upon the portion of the full performance period during which he was employed plus 12 months, with payment of such performance-based awards to occur at the time such awards are paid to employees generally. The foregoing provisions relating to such equity awards will not supersede or replace any provision or right of the executive relating to the acceleration of the vesting of such awards in the event of a change in control or upon his death or disability. He will also be entitled to a two year post termination exercise period for any outstanding vested stock appreciation rights and options (but not beyond the original expiration date). He will also be entitled to elect medical, dental and vision benefits coverage under COBRA and, if he elects such coverage, the Company will reimburse him for the costs of such continuing health coverage under COBRA until the earlier of (x) 18 months from the coverage commencement date or (y) the date he becomes eligible for health and medical benefits from a subsequent employer.

Under his employment agreement Mr. Hug has agreed to be subject to various restrictive covenants. Mr. Hug’s entitlement to the foregoing severance payments and benefits is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Richards
Employment Letter. In May 2018, we entered into an employment letter with Mr. Richards with an effective date of June 1, 2018. Mr. Richards’ employment letter initially provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Richards’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Richards with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Richards’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Richards was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Richards relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Richards’ entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Myers
Employment Letter. In May 2018, we entered into an employment letter with Mr. Myers with an effective date of June 1, 2018. Mr. Myers’ employment letter initially provides for a base salary of $500,000, annual incentive compensation with a target amount equal to 50% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee, continued participation in the Sales & Marketing Leadership Incentive Plan with a target award of $250,000 from the effective date as approved by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Myers’ employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Myers with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Myers’ then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Myers was employed by the Company plus twelve months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Myers relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Myers’ entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Mr. Chavy
Employment Letter. In February 2019, we entered into an employment letter with Mr. Chavy with an effective date of February 25, 2019. Mr. Chavy's employment letter initially provides for a base salary of $550,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.

Mr. Chavy's employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump sum payment equal to 200% of the sum of his then current base salary plus the highest annual incentive compensation award paid to Mr. Chavy with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.

In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Chavy's then outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period, subject to achievement of performance goals, based upon the portion of the performance period during which Mr. Chavy was employed by the Company plus 12 months. The provisions of the employment letter relating to equity awards will not supersede or replace any provision or right of Mr. Chavy relating to the acceleration of the vesting of such awards in the event of a change in control or death or disability.

Mr. Chavy's entitlement to the foregoing severance payments is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.

Separation and Release Agreement. Mr. Chavy's employment with the Company terminated on February 20, 2024. In connection with Mr. Chavy's separation from employment, we entered into a separation and release agreement in February 2024. Mr. Chavy has agreed to be subject to various restrictive covenants and his entitlement to the severance payment was subject to his execution and non-revocation of a general release of claims in favor of the Company. Pursuant to the terms of his Employment Letter, Mr. Chavy received severance payments and benefits as follows: (i) a lump sum cash severance of $2,403,331; (ii) accelerated vesting of 59,127 outstanding RSUs ($2,444,901) (iii) accelerated vesting of 13,755 outstanding non-qualified stock options which remain outstanding for two years following termination subject to any earlier expiration date; (iv) vesting of 6,779 PSUs for the performance period from January 1, 2021 through December 31, 2023, 7,565 PSUs for the performance period from January 1, 2022 through December 31, 2024, 17,819 PSUs from the 2022 special performance grant for the performance period from January 1, 2022 through December 31, 2025 and 21,144 PSUs for the performance period from January 1, 2023 through December 31, 2025, representing in each case a prorated portion of his outstanding PSU awards plus 12 months of vesting credit, with the payment of any such PSUs to occur at the same time awards are paid out generally subject to achievement of the performance goals.

Potential Payments on Termination or Change-in-Control
The following table describes the potential payments and benefits to which the named executive officers who served during 2023 would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2023.

Name	Termination Event	Cash Severance ($)	Continuation of Medical Benefits ($)(a)	Acceleration of Equity Awards ($) (b) (c)	Total Termination Payments ($)
Mr. Brown	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	18,317,262	18,317,262
	Termination without Cause or Constructive Discharge	10,770,781	58,471	11,684,118	22,513,370
	Qualifying Termination Following Change-in-Control	10,770,781	58,471	18,317,262	29,146,514
Mr. Hug	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	6,102,261	6,102,261
	Termination without Cause or Constructive Discharge	2,403,331	58,471	2,906,381	5,368,183
	Qualifying Termination Following Change-in-Control	2,403,331	58,471	6,102,261	8,564,063
Mr. Richards	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	5,827,107	5,827,107
	Termination without Cause	2,258,584	57,726	2,741,343	5,057,653
	Qualifying Termination Following Change-in-Control	2,258,584	57,726	5,827,107	8,143,417
Mr. Myers	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	5,827,107	5,827,107
	Termination without Cause	1,721,205	58,471	2,741,343	4,521,019
	Qualifying Termination Following Change-in-Control	1,721,205	58,471	5,827,107	7,606,783
Mr. Chavy	Voluntary Retirement, Resignation or Involuntary Termination for Cause	—	—	—	—
	Death or Disability	—	—	6,564,579	6,564,579
	Termination without Cause	2,403,331	68,310	4,026,387	6,498,028
	Qualifying Termination Following Change-in-Control	2,403,331	68,310	6,564,579	9,036,220

(a)Represents 18 months of reimbursement for continued health plan coverage in accordance with COBRA if elected by the executive officer.
(b)Upon a change-in-control, death or disability, all grants made under our 2006 Equity and Incentive Plan, as amended and restated, fully vest and any performance conditions imposed with respect to PSU awards are deemed to be fully achieved at target, and with respect to LTIP Modifier PSUs granted March 3, 3021 and the one-time PSU award granted to Mr. Chavy on March 1, 2022, these are deemed to be fully achieved at maximum, whether or not in the case of change-in-control, executive’s employment is terminated. Equity acceleration value was calculated using the closing price of our common stock on the NYSE on December 31, 2023, of $39.09.

(c)For termination without cause, LTIP Modifier PSUs granted March 3, 2021 provide incremental upside opportunity if premium performance above target is achieved. Amount reported reflects the full amount of the named executive officer's LTIP Modifier grant based on performance through December 31, 2023. For annual LTIP PSUs granted March 1, 2022, the amount reflects the number of shares that may be earned at maximum based on performance through December 31, 2023. Mr. Chavy's one-time PSU award granted March 1, 2022 is subject to a single level of premium performance achievement. No PSUs will be earned for target performance. Amount reported reflects estimated value of full achievement as no partial achievement is possible. For annual LTIP PSUs granted March 7, 2023, the amount reflects the number of shares that may be earned at threshold based on performance through December 31, 2023. Any payout of PSUs upon a termination without cause is subject to actual achievement against performance targets and will be determined when vesting occurs for other participants. Equity value was calculated using the closing price of our common stock on the NYSE on December 31, 2023, of $39.09.

Accrued Pay. The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Deferred Compensation. The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table.

Covered Terminations. The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers’ employment agreement or employment letter and our 2006 Equity and Incentive Plan.
•Subject to the terms of the executive’s agreement or employment letter, a termination of an executive officer is generally for cause if it is for any of the following reasons: the executive’s willful failure to substantially perform his duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive’s gross negligence in the performance of his duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.
•Under the employment agreements of Mr. Brown and Mr. Hug, a constructive discharge means the occurrence of any material breach by us of the terms of the executive’s employment agreement; any material reduction in base salary or target award opportunity under our annual incentive plan; any material diminution in the executive’s authority, duties or responsibilities; a required relocation of over fifty miles; or our decision not to offer to renew his employment agreement on substantially similar terms prior to the end of the executive’s period of employment (as may be extended from time to time).
•A without cause termination occurs if the executive’s employment is terminated other than due to death, disability or termination for cause.

Acceleration of Equity Awards. Upon a change-in-control as defined in our 2006 Equity and Incentive Plan, grants made to all eligible employees, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to PSU awards are deemed to be fully achieved at target and for LTIP Modifier PSUs are deemed to be fully achieved at maximum. Under the individual agreements for awards, all awards fully vest on the death or disability of the named executive officer with performance contingent awards vesting at target. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.

Under our 2006 Equity and Incentive Plan, as amended and restated, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Travel + Leisure Co. or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the Company or at least 40 percent of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity’s board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.

Payments Upon Change-in-Control Alone. For our named executive officers, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge, as applicable, or termination without cause. Grants made under our 2006 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive’s employment is terminated.

2023 Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, this section includes information about the relationship between "Compensation Actually Paid" (CAP) and the financial performance measures reported in the Pay Versus Performance Table below. Compensation "actually paid" is an amount which is derived pursuant to a formula provided in SEC rules and guidance. The dollar amounts in the "Compensation Actually Paid" columns of the Pay Versus Performance Table below do not reflect the actual amount of compensation earned by or paid to our Chief Executive Officer (CEO) or our other Named Executive Officers (NEOs). For further information on our Executive Compensation Program refer to "Executive Compensation - Compensation Discussion and Analysis" above in this Proxy Statement.

Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for CEO ($) (b)	Compensation Actually Paid for CEO ($) (c)	Average Summary Compensation Table Total for Other NEOs ($) (b)	Average Compensation Actually Paid for Other NEOs ($) (d)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Adjusted Diluted EPS ($) (g)
					Total Shareholder Return ($) (e)	Peer Group Total Shareholder Return ($) (f)
2023	12,424,078	8,465,998	4,316,877	3,430,975	87.95	111.92	396,411,721	5.70
2022	11,603,104	5,226,416	3,889,994	1,502,467	78.28	67.29	356,407,443	4.52
2021	10,620,565	16,334,031	3,154,881	5,089,048	114.56	88.83	307,824,735	3.65
2020	12,927,592	5,020,006	3,298,876	2,633,639	90.95	74.12	(255,443,739)	(0.94)

(a)Our CEO was Michael Brown during all periods presented. During 2023 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers, and Olivier Chavy. During 2022 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers, Olivier Chavy and Noah Brodsky. Noah Brodsky terminated employment effective July 1, 2022. During 2021 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers and Noah Brodsky. During 2020 our other NEOs consisted of Michael Hug, Geoffrey Richards, Jeffrey Myers, Noah Brodsky and Brad Dettmer. Brad Dettmer terminated employment effective June 15, 2020.
(b)Represents total compensation amount reported for the CEO in the Summary Compensation Table (SCT) and the average of total compensation amounts reported for other NEOs in the SCT for each applicable year.
(c)The following table sets forth the adjustments made to the SCT total amount for each covered year to determine the CAP for our CEO.

Adjustments to Determine CAP for CEO	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Deduction for total of amounts reported under the Stock Awards and Option Awards columns in the SCT	(9,799,932)	(7,699,986)	(7,139,945)	(11,499,923)
Increase for fair value of awards granted during year that remained unvested at year-end	4,077,634	7,951,944	6,340,732	12,391,174
Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in any prior year that remained outstanding and unvested as of year-end	596,239	(6,782,534)	3,980,277	(8,045,926)
Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the year	423,877	(598,155)	2,297,602	(688,457)
Average increase for dividends paid (accrued) in the covered year up to vesting date	744,102	752,043	234,799	(64,454)
Total Adjustments	(3,958,080)	(6,376,688)	5,713,465	(7,907,586)
(d)The following table sets forth the adjustments made to the average of SCT total amounts for each covered year to determine the CAP for our NEOs excluding our CEO.

Adjustments to Determine CAP for NEOs (excluding our CEO)	2023 Average ($)	2022 Average ($)	2021 Average ($)	2020 Average ($)
Average deduction for total of amounts reported under the Stock Awards and Option Awards columns in the SCT	(3,299,952)	(2,013,935)	(1,929,979)	(2,354,935)
Average increase for fair value of awards granted during year that remain unvested at year-end	1,737,619	1,516,817	1,807,965	3,045,892
Average increase for fair value of awards granted during year that vested during year (actual amounts only for Mr. Brodsky in 2022 of $226,243 and Mr. Dettmer in 2020 of $116,456)	—	45,249	—	23,291
Average increase/deduction for change in fair value from prior year-end to current year-end of awards granted in any prior year that remained outstanding and unvested as of year-end	241,262	(1,569,651)	1,150,212	(1,061,075)

Average increase/deduction for change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the year	167,848	(353,979)	769,033	(267,959)
Average deduction for prior year fair value of awards forfeited during the year (actual amounts only for Mr. Brodsky in 2022 of $1,138,870 and Mr. Dettmer in 2020 of $618,376)	—	(227,774)	—	(123,675)
Average increase for dividends paid (accrued) in the covered year up to vesting date	267,322	215,746	136,937	73,224
Total Adjustments	(885,901)	$(2,387,527)	$1,934,168	$(665,237)
(e)Total shareholder return is calculated for the measurement period based on a fixed investment of $100 beginning on December 31, 2019 and ending on December 31 of each applicable year in the Pay Versus Performance Table, assuming the reinvestment of dividends.
(f)Total shareholder return is calculated for the Standard & Poor’s Rating Services (S&P) Hotels, Resorts & Cruise Lines index for the measurement period based on a fixed investment of $100 beginning on December 31, 2019 and ending on December 31 of each applicable year in the Pay Versus Performance Table, assuming the reinvestment of dividends. This industry index is also used in the Stock Performance Graph in Item 5 of our 2023 Annual Report on Form 10-K.
(g)The Company has identified adjusted EPS as the company-selected financial performance measure for the pay versus performance disclosure as it represents the most important financial performance measure use to link CAP to our CEO and other NEOs in 2023 to the Company's performance. (See Appendix A in this Proxy Statement for a reconciliation of adjusted EPS, a non-GAAP measure, the most directly comparable GAAP measure.)

Financial Performance Measures
As described in "Compensation Discussion and Analysis," our executive compensation program reflects a variable pay-for-performance approach by the Compensation Committee. The financial performance measures which the Compensation Committee utilizes for both our annual and long-term incentive compensation program are selected on the basis of those financial performance measures which the Committee believes provide appropriate incentive to our senior executives to increase shareholder value.
For 2023, the most important financial performance measures linking CAP to financial performance are the following:
•Adjusted Diluted Earnings Per Share (EPS)
•Adjusted EBITDA

Adjusted EPS is the financial performance measure for Performance Stock Units (PSUs) awarded in our 2023 Long-Term Incentive Plan. Management and the Committee believe that adjusted EPS is an appropriate profitability measure that is complementary to our short-term incentive performance metric, adjusted EBITDA, and a strong indicator of the value we return to shareholders. Adjusted EBITDA at the corporate consolidated or business unit level is the primary financial performance measure in our annual incentive plan. Adjusted EBITDA is the profitability measure the Company uses to assess performance and allocate resources. To drive greater alignment between strategic priority areas and incentive compensation, achievement of one or more strategic goals determined 10% of the annual incentive opportunity under the Annual Incentive Plan for 2023. These goals are determined individually for each executive based on role and focus area.

Discussion of Information Provided in the Pay Versus Performance Table
As described further in the "Compensation Discussion and Analysis" our total compensation strategy is designed to attract, retain and motivate high-performing senior management and to support a high-performance environment by linking compensation to performance with a long-term focus. Given our long-term focus for our executives, aligned with shareholder interests, the Committee does not assess pay for performance alignment based on CAP in a specific year as derived pursuant to Regulation S-K 402(v). Management and the Compensation Committee establish financial performance metrics and rigorous goals for incentive compensation generally aligned with annual operating budgets and forward-looking strategic plans for the upcoming performance cycle.

The following describes the relationship of CAP and each of the financial performance measures presented in the Pay Versus Performance Table, and the relationship between the Company's cumulative TSR and the peer group cumulative TSR over the above time period.

Total Shareholder Return: The year-over-year change in CAP of our CEO and our other NEOs is aligned with Company cumulative TSR across the time horizon in the Pay Versus Performance Table. TSR is calculated for the measurement period based on a fixed investment of $100 beginning on December 31, 2019 and ending on December 31 of each applicable year. This alignment of "compensation actually paid" with the Company's cumulative TSR over the same period reflects that a significant portion of total compensation paid to our CEO and to the other NEOs in this period is comprised of equity awards and the value of shares earned and received directly reflects the rate of return comprised of our total shareholder return. As referenced in "Compensation Discussion and Analysis" equity awards granted to our named executive officers under our long-term incentive plan are designed to align their interests with our shareholder's interests. Regular annual equity awards constitute, for 2023, on average, approximately 74% of their annual target total direct compensation and vest over multi-year periods.

Net Income: CAP for our CEO and other NEOs is generally aligned with the change in Net Income from 2020 to 2023. 2021 Net Income increased by more than 200% compared to 2020 with the return to more normalized operations as the recovery from COVID-19 continued. Year-over-year net income growth continued from 2021 to 2022 with 16% growth while CAP decreased from 2021 to 2022. Year-over-year net income growth continued from 2022 to 2023 with 11% growth while CAP also increased. As designed, regular annual equity awards constitute on average, approximately 74% of the annual target total direct compensation packages for our CEO and other NEOs ensuring alignment with shareholder interests.

Compensation "Actually Paid" versus GAAP Net Income
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$500.0
$400.0
$300.0
$200.0
$100.0
$-
$(100.0)
$(200.0)
$(300.0)
$(255.4)
$307.8
$356.4
$396.4
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Net Income (GAAP)

Adjusted EPS: The year-over-year change in CAP for our CEO and other NEOs is generally aligned with the change in adjusted EPS from 2020 to 2023. 2020 was significantly impacted by the COVID-19 pandemic and 2021 saw the return to more normalized operations as the recovery from COVID-19 continued. Adjusted EPS continued to increase from 2021 to 2022 with 24% growth and from 2022 to 2023 with 26% growth. As referenced above, regular annual equity awards constitute on average, approximately 74% of the total target total direct compensation packages for our CEO and other NEOs ensuring alignment with shareholder interests.

Company TSR Compared to Peer Group TSR: The Company's TSR for the period of 2020 to 2022 included in the above table outperformed the S&P Hotels, Resorts & Cruise Lines index cumulative TSR for the same period, as well as for each year in the period. While we did not see this same trend for 2023, we continue to see an increase in Company TSR. The Company believes that this performance, while lower against the peer group index, results from management's emphasis on its key performance indicators for its business and its focus on growing both adjusted EPS and adjusted EBITDA, which increase shareholder value and result from effective execution of those key performance indicators.

Compensation "Actually Paid" versus TSR
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
$90.95
$74.12
$114.56
$88.83
$78.28
$67.29
$111.92
$87.95
2020
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Total Shareholder Return
Peer Group Total Shareholder Return (b)

2023 Pay Ratio Disclosure
This section includes information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For purposes of determining our pay ratio for 2023, the median of the annual total compensation of all employees of our Company (other than our CEO) was $44,082 and the annual total compensation of our CEO was $12,442,726. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2023 was 282 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.

For 2023 we re-identified the median employee, as required according to SEC rules every three years. To identity the median of the annual total compensation of all our employees we used the following methodology:
•We determined that, as of December 31, 2023, our employee population, including our full-time, part-time and temporary employees, consisted of 19,022 individuals (excluding our CEO), with 14,861 of these individuals located in the U.S. and 4,161 located outside of the U.S. Under SEC rules which provide an exemption for a de minimis number of employees located outside of the U.S., we excluded a total of 9141 non-U.S. employees from this employee population. For purposes of determining our pay ratio, our designated employee population included a total of 18,108 employees, including 14,861 U.S. employees and 3,247 non-U.S. employees.
•To identify the median employee, we compared the amount of annual base salary, overtime, cash incentive awards and bonus compensation for each employee in the designated employee population. We did not annualize the compensation of any of our employees hired or on leave during the calendar year. This compensation measure was consistently applied to all such employees.

Once we identified our median employee, we combined all of the elements of such employee's compensation for 2023 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to the annual total compensation of our CEO, we used the amount reported in the Total column in the 2023 Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans.2
___________________________________________________________________________________________
1.We excluded the following number of employees from each of each of the following countries: 2 from Argentina; 3 from Columbia; 4 from Italy; 7 from Greece, 8 from Egypt; 9 from Spain, 10 from Finland; 15 from Brazil; 16 from Portugal; 47 from New Zealand; 56 from China; 61 from Singapore; 69 from Indonesia; 73 from South Africa, 74 from Ireland; 88 from India; 138 from Thailand, and 234 from Japan.
2.As permitted by SEC rules, the amount attributable to these health benefits ($18,648) is not included in our CEO's total compensation reported above in the 2023 Summary Compensation Table.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2024. The Board seeks an indication from shareholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte as the independent registered public accounting firm (auditor) for 2024. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.

Deloitte served as our auditor for 2023. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.

Disclosure About Fees
The following table presents fees for professional audit services billed or incurred by Deloitte for the integrated audit of our financial statements and internal control over financial reporting for the years ended December 31, 2023 and 2022 as well as fees billed for other services rendered by Deloitte during those periods.

Type of Fees	2023	2022
Audit Fees	$7,200,815	$6,899,391
Audit-Related Fees	$663,276	$620,528
Tax Fees	$1,407,351	$1,509,014
All other Fees	$—	$—
Total	$9,271,442	$9,028,933

In accordance with the SEC’s definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Form 10-K for 2023 and 2022, review of interim financial statements included in our Form 10-Q for the quarters ended March 31, June 30, and September 30, 2023 and 2022, respectively, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence services related to acquisitions and dispositions.

Tax Fees consist of $336,772 and $583,987 for fiscal years 2023 and 2022 in fees billed for tax advice and tax planning, including due diligence related to dispositions and acquisitions, and $1,070,579 and $925,027 for fiscal years 2023 and 2022 in fees for tax compliance which may include the preparation of tax returns, tax refund claims and tax payment planning.

Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.

The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2023, all of the audit, audit-related, and tax services referenced in the table above were pre-approved by the Audit Committee pursuant to the Audit Committee's pre-approval policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT
The Audit Committee appoints, compensates and oversees the services performed by Travel + Leisure Co.’s independent registered public accounting firm. Management is responsible for Travel + Leisure Co.’s financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Travel + Leisure Co.’s internal control over financial reporting. Deloitte & Touche LLP (Deloitte), Travel + Leisure Co.’s independent registered public accounting firm, is responsible for expressing an opinion on Travel + Leisure Co.’s consolidated financial statements and the effectiveness of Travel + Leisure Co.’s internal control over financial reporting. The Audit Committee reviewed and discussed Travel + Leisure Co.’s 2023 Annual Report on Form 10-K, including the audited consolidated financial statements of Travel + Leisure Co. for the year ended December 31, 2023, with management and Deloitte. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB including those required by Auditing Standard No. 1301, Communications with Audit Committees, and the SEC regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.

The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Travel + Leisure Co. are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte. Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Travel + Leisure Co.’s Annual Report on Form 10-K for the year ended December 31, 2023.

AUDIT COMMITTEE
Ronald L. Rickles (Chair)
Louise F. Brady
George Herrera
Michael H. Wargotz

OWNERSHIP OF COMPANY STOCK
The following table describes the beneficial ownership of our common stock for the following persons as of December 31, 2023: each named executive officer named in the Summary Compensation Table, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentages are based on 71,323,739 shares of our common stock outstanding as of December 31, 2023. The principal address for each Director and executive officer of Travel + Leisure Co. is 6277 Sea Harbor Drive, Orlando, Florida 32821.

Name	Number of Shares		% of Class
The Vanguard Group	10,722,282	(a)	15.03%
BlackRock, Inc.	8,645,560	(b)	12.12%
GMT Capital Corp	4,144,841	(c)	5.81%
Louise F. Brady	56,318	(d)(e)	*
Michael D. Brown	857,016	(d)(f)(g)	1.19%
James E. Buckman	110,257	(d)(e)(h)	*
Olivier Chavy	136,184		*
George Herrera	43,411	(d)(e)	*
Stephen P. Holmes	471,615	(d)(e)	*
Michael A. Hug	280,394	(d)(f)	*
Lucinda Martinez	8,323	(d)(e)	*
Jeffrey Myers	283,693	(d)(f)	*
Denny Marie Post	30,973	(d)(e)	*
Geoffrey Richards	271,939	(d)(f)	*
Ronald L. Rickles	29,842	(d)(e)	*
Michael H. Wargotz	105,360	(d)(e)	*
All Directors and executive officers as a group (18 persons)	2,941,958	(i)	4.02%

* Amount represents less than 1% of outstanding common stock.
(a)We have been informed by Amendment No. 18 to a report on Schedule 13G filed with the SEC on February 13, 2024, by The Vanguard Group (TVG) that TVG beneficially owns, 10,722,282 shares of our common stock with sole voting power over no shares, shared voting power over 59,149 shares, sole dispositive power over 10,585,021 shares and shared dispositive power over 137,261 shares. The principal business address for TVG is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(b)We have been informed by Amendment No. 3 to a report on Schedule 13G filed with the SEC on January 23, 2024, by BlackRock, Inc. (BlackRock) that BlackRock beneficially owns 8,645,560 shares of our common stock with sole voting power over 8,072,708 shares, shared voting power over no shares, sole dispositive power over 8,645,560 shares and shared dispositive power over no shares. The principal business address for BlackRock is 50 Hudson Yards, New York, New York 10001.
(c)We have been informed by a report on Schedule 13G filed with the SEC on February 13, 2024, by GMT Capital Corp (GMT Capital) that GMT Capital beneficially owns 4,144,841 shares of our common stock with sole voting power over no shares, shared voting power over 4,144,841 shares, sole dispositive power over no shares and shared dispositive power over 4,144,841 shares. The principal business address for GMT Capital is 2300 Windy Ridge Parkway, Ste. 550 South Atlanta, Georgia 30339.
(d)Excludes shares of our common stock issuable upon vesting of time-vesting RSUs that are scheduled to vest more than 60 days following December 31, 2023, as follows: Ms. Brady, 5,838; Mr. Brown, 207,242; Mr. Buckman, 5,838; Mr. Herrera, 5,838; Mr. Holmes, 5,838; Mr. Hug, 100,089; Ms. Martinez, 5,858; Mr. Myers, 94,987; Ms. Post, 5,838; Mr. Richards, 94,987; Mr. Rickles, 5,838; and Mr. Wargotz, 5,838.
(e)Includes shares of our common stock issuable for DSUs as of December 31, 2023, as follows: Ms. Brady, 56,318; Mr. Buckman, 103,259; Mr. Herrera, 42,687; Mr. Holmes, 28,668; Ms. Martinez, 310; Ms. Post, 20,996; Mr. Rickles, 29,842; and Mr. Wargotz, 104,638.
(f)Excludes shares of our common stock issuable upon exercise of time-vesting stock options that vest more than 60-days following December 31, 2023, as follows: Mr. Brown 455,991; Mr. Hug, 18,484; Mr. Myers, 17,194; and Mr. Richards, 17,194.
(g)For the purposes of calculating the percentage owned by Mr. Brown, the denominator includes 658,352 shares of our common stock issuable upon exercise of time-vesting stock options that have vested or will vest within 60-days of December 31, 2023
(h)Includes 6,998 shares held in Mr. Buckman’s IRA.
(i)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount excludes 160,728 shares of our common stock issuable upon vesting of RSUs more than 60 days following December 31, 2023, and 16,765 stock options which are not currently exercisable and are not scheduled to vest within 60 days of December 31, 2023. For the purposes of calculating the percentage owned by this group, the denominator includes 386,718 shares of our common stock issuable for DSUs as of December 31, 2023 and 1,414,160 shares of our common stock issuable upon exercise of time-vesting stock options that have vested or will vest within 60-days of December 31, 2023.

PROPOSAL 4: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS
We are asking our shareholders to vote to approve a proposal to amend our Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware law (the “Exculpation Amendment”).

As part of its review of our corporate governance standards and practices, the Board concluded that adopting the Exculpation Amendment to provide for exculpation of certain officers of the Company would help improve the Company’s flexibility in response to time-sensitive opportunities and challenges, as well as talent retention among top officers, and on March 13, 2024, the Board unanimously adopted a resolution declaring it advisable to approve the Exculpation Amendment. If approved by the shareholders at the Annual Meeting, the Company would file the Second Amended and Restated Certificate of Incorporation containing the Exculpation Amendment, a copy of which is attached as Appendix E to this Proxy Statement, with the Delaware Secretary of State.

Effective August 1, 2022, Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers for breach of the fiduciary duty of care. Previously, the DGCL allowed only exculpation of directors for breach of the fiduciary duty of care. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the corporation’s SEC filings, and (iii) other individuals who have agreed to be identified as officers of the corporation.

Section 102(b)(7) of the DGCL, as amended, only permits, and the Exculpation Amendment would only permit, the exculpation of certain officers in connection with direct claims brought by shareholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company. In addition, as is currently the case with directors under the Certificate of Incorporation, the Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit. Article SIXTH of the Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers.

The Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from accepting or continuing service with the Company. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. This is especially the case in the current litigious environment where shareholder plaintiffs have employed a tactic of bringing certain claims against officers that would otherwise be exculpated if brought against directors to avoid dismissal of such claims. The Exculpation Amendment would align the protections for our officers with those protections currently afforded to our directors.

In addition, the Board believes the Exculpation Amendment would better position the Company to attract top officer candidates. In the absence of this exculpatory protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. Some of our peers have already adopted, and it may be the case that other peers of ours adopt, exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the Exculpation Amendment could impact our ability to recruit and retain exceptional officer candidates who could conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

The Board also took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to Section 102(b)(7) of the DGCL, the limited number of our officers that would be impacted, and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with Section 102(b)(7) of the DGCL, including the ability to further enable our officers to best exercise their business judgment in furtherance of shareholders’ interests. Given these considerations, our Board has determined that it is in the best interests of the Company to adopt the proposed Exculpation Amendment.

The proposed Exculpation Amendment, if it is approved by our shareholders and becomes effective, would be in addition to a provision in Article SIXTH of our Certificate of Incorporation, which, as discussed above, currently provides for the exculpation of directors.

Proposed Amendment
The proposed Exculpation Amendment will amend and restate the Certificate of Incorporation to add a new Article TWELFTH as follows:
TWELFTH: No officer shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article TWELFTH shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

The affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon is required to approve and adopt the proposed Exculpation Amendment. If this proposal to amend the Certificate of Incorporation is approved and adopted by our shareholders, we will file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware shortly after the Annual Meeting that includes the above-described proposed amendment. The Board may, at any time prior to effectiveness, abandon the proposed Exculpation Amendment without further action by the shareholders or the Board (even if the requisite shareholder vote is obtained). If the Exculpation Amendment is not approved by shareholders, it will not be implemented and will not be included in the filing (if any) of the Second Amended and Restated Certificate of Incorporation. If neither the Exculpation Amendment nor the Federal Forum Amendment (as defined below) is approved by shareholders, the Company will not file the Second Amended and Restated Certificate of Incorporation and no changes to the Certificate of Incorporation will be implemented or become effective.

Description of Other Immaterial Changes
The proposed Second Amended and Restated Certificate of Incorporation included as Appendix E to this Proxy Statement also reflects certain immaterial changes to streamline and modernize our Certificate of Incorporation. These changes, which do not substantively affect shareholders’ rights, include (i) the integration of the prior certificates of amendment to the Certificate of Incorporation, which changed the name of the Company ultimately to Travel + Leisure Co., (ii) an update to the address for the registered office of the Company and (iii) an update to the name of the registered agent of the Company. All changes set forth in the proposed Second Restated Certificate of Incorporation included as Appendix E to this Proxy Statement other than the addition of Article TWELFTH and Article THIRTEENTH are immaterial changes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE EXCULPATION OF CERTAIN OFFICERS

PROPOSAL 5: AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO REQUIRE THAT CLAIMS UNDER THE SECURITIES ACT BE BROUGHT ONLY IN FEDERAL COURT
We are asking our shareholders to vote to approve a proposal to amend our Certificate of Incorporation to include a federal forum provision for claims under the Securities Act of 1933, as amended (the “Securities Act”), which governs offers and sales of securities (such amendment, the “Federal Forum Amendment”). Under the Federal Forum Amendment, unless the Company consents in writing to the selection of an alternate forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

As part of its review of our corporate governance standards and practices, the Board concluded that adopting a federal forum selection clause would help improve the fairness and uniform adjudication of actions arising under the Securities Act and, on March 13, 2024, the Board unanimously adopted a resolution declaring it advisable to approve the Federal Forum Amendment. If approved by the shareholders at the Annual Meeting, the Company would file the Second Amended and Restated Certificate of Incorporation containing the Federal Forum Amendment, a copy of which is attached as Appendix E to this Proxy Statement, with the Delaware Secretary of State.

The Board believes that the Company and its shareholders would benefit from having certain causes of action arising from the Securities Act resolved in federal courts. Approval of the proposed Federal Forum Amendment would allow for (i) the consolidation of multi-jurisdiction litigation, (ii) the avoidance of state court forum shopping by plaintiffs, (iii) the avoidance of duplicative litigation and the possibility of inconsistent judgments, (iv) efficiencies in managing the procedural aspects of securities litigation and (v) the Company to focus on the underlying substantive rights or remedies, instead of addressing where a claim may be brought, all of which should also reduce the cost to the Company of resolving such matters. In addition, the Board believes that the federal district courts have considerable expertise in matters arising under the Securities Act, which provides greater predictability regarding the outcome of these disputes. Finally, the Board also considered the increasing trend towards adoption of forum selection provisions in response to multi-forum litigation and that the Company would retain the ability to consent to an alternative forum if it wished to do so. Given these considerations, our Board has determined that it is in the best interests of the Company to adopt the proposed Federal Forum Amendment.

The proposed Federal Forum Amendment would regulate only the forum in which our shareholders may assert claims arising under the Securities Act. It would not impair the ability of our shareholders to bring such claims, and it would not affect the type of remedies available if such claims were ultimately successful.

Although we are seeking approval of the proposed Federal Forum Amendment for the reasons cited above, if this proposed amendment is approved and implemented, it could, among other things, discourage claims or limit an investor’s ability to bring a claim in a judicial forum that they find favorable. The proposed Federal Forum Amendment could also require shareholders to incur additional litigation costs in pursuing claims in federal court in accordance with the terms of the proposed Federal Forum Amendment. Nevertheless, the Board believes that the benefits to us and our shareholders outweigh these concerns. The Board is not proposing the Federal Forum Amendment in anticipation of any specific litigation confronting the Company.

In 2020, a decision by the Delaware Supreme Court upheld the facial validity of federal forum provisions under Delaware corporate law, resulting in such provisions becoming more common for companies going public, as well as the addition of such provisions by several public companies to their certificate of incorporation or bylaws. However, not all courts have opined on the validity and enforceability of exclusive federal forum provisions. The Company cannot be certain that all state courts will enforce the terms of the Federal Forum Amendment and transfer any covered proceeding to the appropriate federal district court, and, if that happens, the Company may incur additional costs associated with resolving such matters.

The proposed Federal Forum Amendment, if it is approved by our shareholders and becomes effective, would be in addition to a provision in Article X of our Fourth Amended and Restated By-Laws (the “By-Laws”), which provides that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, any state or federal court in the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or shareholder of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the By-Laws (with respect to each, as may be amended from time to time) or (iv) any other action asserting a claim governed by the internal affairs doctrine.

Proposed Amendment
The proposed Federal Forum Amendment will amend and restate the Certificate of Incorporation to add a new Article THIRTEENTH as follows:
THIRTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The affirmative vote of the holders of a majority of the outstanding common stock entitled to vote thereon is required to approve and adopt the proposed Federal Forum Amendment. If this proposal to amend the Certificate of Incorporation is approved and adopted by our shareholders, we will file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware shortly after the Annual Meeting that includes the above-described proposed amendment. The Board may, at any time prior to effectiveness, abandon the proposed Federal Forum Amendment without further action by the shareholders or the Board (even if the requisite shareholder vote is obtained). If the Federal Forum Amendment is not approved by shareholders, it will not be implemented and will not be included in the filing (if any) of the Second Amended and Restated Certificate of Incorporation. If the proposed Federal Forum Amendment, but not the proposed Exculpation Amendment, is approved by shareholders at the Annual Meeting, the Article number of the Federal Forum Amendment will be changed to Article Twelfth prior to filing with the Secretary of State of the State of Delaware and approval of the Federal Forum Amendment by shareholders will include approval of such change. If neither the Federal Forum Amendment nor the Exculpation Amendment is approved by shareholders, the Company will not file the Second Amended and Restated Certificate of Incorporation and no changes to the Certificate of Incorporation will be implemented or become effective.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO REQUIRE THAT CLAIMS UNDER THE SECURITIES ACT BE BROUGHT ONLY IN FEDERAL COURT

FAQs ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Wednesday, May 15, 2024, at 12:30 p.m. Eastern time. Shareholders of record at the close of business on March 25, 2024 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2024. Shareholders will have the same opportunity to participate as they would at an in-person meeting, with the ability to vote and submit questions during the meeting in accordance with the rules of conduct posted on the meeting website. For further information on how to attend the meeting, please see below under “How do I attend the meeting?”

What am I being asked to vote on at the meeting?
You are being asked to vote on the following:

•to elect nine Directors for a term expiring at the 2025 annual meeting of shareholders;
•to vote on a non-binding, advisory basis to approve our executive compensation program;
•to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2024;
•to vote on a proposed amendment to our Certificate of Incorporation to provide for exculpation of certain officers;
•to vote on a proposed amendment to our Certificate of Incorporation to require that claims under the Securities Act of 1933, as amended, be brought only in federal court; and
•to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.

Who may vote and how many votes does a shareholder have?
All holders of record of our common stock as of the close of business on March 25, 2024 (record date) are entitled to vote at the meeting. Each shareholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, [•] shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.

Why did I receive a notice of internet availability of proxy materials?
We use the “e-proxy” rules of the SEC, which allow companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, we are mailing to most of our shareholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”), which contains instructions on how to access this proxy statement, the accompanying Notice of 2024 Annual Meeting of Shareholders, and the 2023 Annual Report on Form 10-K online.

If you received the Notice of Internet Availability by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The Notice of Internet Availability also contains information about how shareholders may, if desired, request a printed copy of these proxy materials.

How many votes must be present to hold the meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or [•] shares, must be present or represented by proxy at the meeting in order to constitute the quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the meeting.

A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for one or more proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposal and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

How do I vote?
Even if you plan to attend the meeting you are encouraged to vote by proxy.

If you are a shareholder of record, also known as a registered shareholder, you may vote in one of the following ways:
•by telephone by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call);
•by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
•at the virtual Annual Meeting (please see below under “How do I attend the meeting?”).

If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote at the Annual Meeting – please see below under “How do I attend the meeting?”

When you vote by proxy your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted they will be voted as the Board recommends.

What if I am a participant in the Company's Employee Savings Plan?
For participants in the Company's Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan, the trustees will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustees on how to vote the shares of our common stock credited to your account, the trustees will vote those shares in the same proportion to the shares for which instructions are received.

How does the Board recommend that I vote?
The Board recommends the following votes:
•FOR ALL of the Director nominees.
•FOR the non-binding, advisory resolution to approve our executive compensation program.
•FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2024.
•FOR the proposal to amend our Certificate of Incorporation to provide for the exculpation of certain officers of the Company;
•FOR the proposal to amend our Certificate of Incorporation to require that claims under the Securities Act of 1933, as amended, be brought only in federal court.

How many votes are required to approve each proposal?
In the election of Directors, the affirmative vote of a plurality of the votes present or represented by proxy and entitled to vote at the meeting is required. Only votes cast “for” a nominee will be counted. Votes “withheld” and broker non-votes in the election of directors will not be counted as cast for such purpose and therefore will have no effect on the outcome of the election. This means the Director nominee for each position receiving the greatest number of votes will be elected and "withheld" votes and broker non-votes will have no effect on the outcome of the vote. However, as further described under “Election of Directors”, under the Board’s Corporate Governance Guidelines any nominee for Director who receives a greater number of votes withheld than votes for election is required to tender his or her resignation for consideration by the Corporate Governance Committee and by the Board.

For each of the proposals to amend the Certificate of Incorporation, the affirmative vote of the holders of a majority of outstanding shares of our common stock entitled to vote at the Annual Meeting will be required for approval. Abstentions and broker non-votes will have the effect of a vote against such proposal.

For each of the other proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting virtually or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against such proposals. Broker non-votes will have no effect on the outcome of such proposal because they are not entitled to vote on the proposal, other than on the vote on the ratification of our auditor, which is considered a routine matter on which brokers are permitted to vote in their discretion.

If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under rules of the NYSE your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on any of the other proposals. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees on the non-binding, advisory vote on executive compensation or on either of the proposals to amend the Certificate of Incorporation, unless you provide specific instructions before the date of the Annual Meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.

How do I attend the meeting?
The meeting will begin promptly at 12:30 p.m. Eastern time at www.virtualshareholdermeeting.com/TNL2024. Shareholders of record and beneficial holders at the close of business on March 25, 2024 may attend the meeting and vote their shares during the meeting at www.virtualshareholdermeeting.com/TNL2024. Shareholders will have the same opportunities to participate as they would at an in-person meeting with the opportunity to vote and submit questions during the virtual meeting using the directions on the meeting website. Shareholders will need their 16-digit control number to vote or ask questions during the meeting. The control number can be found on the Notice of Internet Availability, proxy card or voting instruction form. Those without a control number may attend as guests of the meeting, but will not have the option to vote their shares or ask questions.

Beneficial shareholders whose shares are registered in the name of a bank, broker or other nominee may need to obtain the information required to be able to participate in, and vote at, the meeting, including their control number, from their bank, broker or other nominee. If a beneficial holder has any questions regarding attendance or voting at the meeting, they should contact their broker, bank or other nominee who holds their shares.

Online access to the meeting will open 15 minutes prior to the start of the meeting to allow time for participants to login and testing of device audio systems. We encourage participants to access the meeting in advance of the designated start time. After logging in, please review the rules of conduct for the meeting posted on the website.

Support will be available 15 minutes prior to, and during, the meeting to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty, they should call the support team at the numbers listed on the login screen.

How do I ask questions during the meeting?
Shareholders are encouraged to submit questions during the meeting at www.virtualshareholdermeeting.com/TNL2024. You will need the 16-digit control number found on the Notice, proxy card or voting instruction form to log into the meeting and submit questions. Subject to time constraints, we will answer all relevant and appropriate shareholder questions during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions related to personal matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language or are otherwise inappropriate, will not be addressed.

Can I change or revoke my vote?
You may change or revoke your proxy at any time before it is voted at the meeting by submitting a later dated proxy or by entering new instructions by Internet or telephone by 11:59 p.m. Eastern time on Tuesday May 14, 2024, or by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting virtually and voting.

How are proxies solicited?
We retained Georgeson to advise and assist us in soliciting proxies at a cost of $14,750 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or other electronic means for no additional compensation. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

How do I make a shareholder proposal for the 2025 meeting?
Shareholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2025 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act). To be eligible for inclusion in next year’s proxy statement, shareholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on December 6, 2024.

In general, any shareholder proposal to be considered at next year’s annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our By-Laws. Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 15, 2025 and not later than February 14, 2025. However, if the date of the 2025 annual meeting is not within 30 days before or after May 15, 2025 then a shareholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A shareholder may obtain a copy of our By-Laws on the Investors page of our website at https://investor.travelandleisureco.com by clicking on the Governance menu followed by the Governance Documents link, or by writing to our Corporate Secretary at Travel + Leisure Co., 6277 Sea Harbor Drive, Orlando, Florida 32821.

Shareholders may also nominate Directors for election at an annual meeting. To nominate a Director, shareholders must comply with provisions of our By-Laws and applicable law, including the notice requirements under Rule 14a-19. The Corporate Governance Committee will also consider shareholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See above under “Director Nomination Process” for information regarding nomination or recommendation of a Director.

What is householding?
We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, shareholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all shareholders having that address. The Notice for each shareholder will include that shareholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.

If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

For those shareholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those shareholders notifies us, in the same manner described above, that they wish to receive a printed copy for each shareholder at that address.

Beneficial shareholders may request information about householding from their banks, brokers or other holders of record.

Table of Contents                                             Appendix A
FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time we make the statements. Forward-looking statements are any statements other than statements of historical fact including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases forward-looking statements can be identified by the use of words such as “will,” “may,” “expects,” “should,” “believes,” “plans,” “anticipates,” “proposed,” “planned,” “estimates,” “predicts,” “potential,” “continue,” "future" or other words of similar meaning. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through travel clubs; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions (including inflation, higher interest rates, and recessionary pressures), terrorism or acts of gun violence, political strife, war (including hostilities in Ukraine and the Middle East), pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; our ability to access capital and insurance markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; the timing and amount of future dividends and share repurchases, and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on February 21, 2024. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

A-1

Appendix B
Non-GAAP Measure: Reconciliation of Net Income to Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Twelve Months Ended December 31,
	2023	EPS	Margin %	2022	EPS	Margin %
Net income attributable to TNL shareholders	$396	$5.28	10.6%	$357	$4.24	10.0%
Gain on disposal of discontinued business, net of income taxes	(5)			(1)
Net income from continuing operations	$391	$5.21	10.4%	$356	$4.23	10.0%
Restructuring (a)	26			14
Amortization of acquired intangibles (b)	10			9
Legacy items	8			1
Loss on sale of business	2			—
Asset impairments, net (c)	1			11
Debt modification	1			—
Loss on equity investment	—			5
COVID-19 related costs	—			2
Fair value change in contingent consideration	—			(10)
Taxes (d)	(12)			(8)
Adjusted net income	$427	$5.70	11.4%	$380	$4.52	10.7%
Income taxes on adjusted net income	106			138
Interest expense	251			195
Depreciation	102			110
Stock-based compensation expense (e)	36			42
Debt modification (f)	(1)			—
Interest income	(13)			(6)
Adjusted EBITDA	$908		24.2%	$859		24.1%

Adjusted EBITDA	2023			2022
Vacation Ownership	$729			$665
Travel and Membership	247			268
Total Reportable Segments	976			933
Corporate and Other (g)	(68)			(74)
Total Company	$908			$859

Diluted Shares Outstanding	75.0			84.2
Amounts may not calculate due to rounding. The tables above and below reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See Appendix D for the definitions of these non-GAAP measures.
(a)    Includes $2 million and $3 million of stock-based compensation expenses associated with the 2023 and 2022 restructuring plans for the twelve months ended December 31, 2023 and 2022.
(b)    Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
B-1

Table of Contents                                                        Appendix B
(continued)
(c)    Includes $1 million of inventory impairments for the twelve months ended December 31, 2023 and 2022, included in Cost of vacation ownership interests on the Consolidated Statements of Income.
(d)    Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(e)    All stock-based compensation is excluded from Adjusted EBITDA.
(f)    Debt modifications are excluded from Adjusted net income, while included for Adjusted EBITDA.
(g)    Includes the elimination of transactions between segments.

B-2

Table of Contents                                                        Appendix B
(continued)

Non-GAAP Measure: Reconciliation of Net Income to
Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Twelve Months Ended December 31,
	2021	EPS	Margin %	2020	EPS	Margin %
Net income/(loss) attributable to TNL shareholders	$308	$3.52	9.8%	$(255)	$(2.97)	(11.8)%
Loss on disposal of discontinued business, net of income taxes	5			2
Net income/(loss) from continuing operations	$313	$3.58	10.0%	$(253)	$(2.95)	(11.7)%
Amortization of acquired intangibles (a)	9			9
Legacy items	4			4
COVID-19 related costs (b)	3			56
Exchange inventory write-off	—			48
Restructuring	(1)			39
Gain on equity investment	(3)			—
Asset (recoveries)/impairments, net (c)	(5)			57
Taxes (d)	(1)			(40)
Adjusted net income/(loss)	$319	$3.65	10.2%	$(80)	$(0.94)	(3.7)%
Income taxes on adjusted net income/(loss)	117			17
Interest expense	198			192
Depreciation	115			117
Stock-based compensation expense (e)	32			20
Interest income	(3)			(7)
Adjusted EBITDA	$778		24.8%	$259		12.0%

Adjusted EBITDA	2021			2020
Vacation Ownership	$569			$121
Travel and Membership	271			191
Total Reportable Segments	840			312
Corporate and Other (f)	(62)			(53)
Total Company	$778			$259

Diluted Shares Outstanding	87.3			86.1
Amounts may not calculate due to rounding.
(a)    Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(b)    Reflects severance and other employee costs associated with layoffs due to the COVID-19 workforce reduction offset in part by employee retention credits received in connection with the U.S. Coronavirus Aid, Relief, and Economic Security (CARES) Act, American Rescue Plan Act of 2021 (ARPA), and similar international programs for wages paid to certain employees despite having operations suspended. This amount does not include costs associated with idle pay.
(c)     Includes $5 million of bad debt expense related to a note receivable for the twelve months ended December 31, 2020, included in Operating expenses on the Consolidated Statements of Income/(Loss).
(d)    Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions. Additionally, the amount included in the twelve months ended December 31, 2020 is partially offset by $9 million of non-cash tax expense associated with COVID-19 related increases to valuation allowances and $5 million of additional tax related to the Company's former rentals businesses.
(e)    All stock-based compensation is excluded from Adjusted EBITDA.
(f)    Includes the elimination of transactions between segments.

Table of Contents                                                        Appendix C
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Twelve Months Ended December 31,
	2023	2022

Net cash provided by operating activities	$350	$442
Property and equipment additions	(74)	(52)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	103	47
Free cash flow	$379	$437
COVID-19 related adjustments (a)	—	2
Adjusted free cash flow (b)	$379	$439

Net income attributable to TNL shareholders	$396	$357
Adjusted EBITDA (c)	$908	$859

(a)     Includes cash paid for COVID-19 expenses factored into the calculation of Adjusted EBITDA.
(b)    The Company had $80 million of net cash used in investing activities and $500 million of net cash used in financing activities for the year ended December 31, 2023, and $50 million of net cash used in investing activities and $196 million of net cash used in financing activities for the year ended December 31, 2022.
(c)    See Appendix B for a reconciliation of Net income attributable to TNL shareholders to Adjusted EBITDA.

C-1

Table of Contents                                                        Appendix D
Non-GAAP Measures: Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.

Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, asset impairments/recoveries, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Cendant, and the sale of the vacation rentals businesses. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA Margin is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.

Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes Adjusted FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

Adjusted Net Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction costs for acquisitions and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and Cendant, and the sale of the vacation rentals businesses. Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.

Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

D-1

Table of Contents                                                        Appendix E

SECOND AMENDED & RESTATED CERTIFICATE OF INCORPORATION OF TRAVEL + LEISURE CO.
~~OF WYNDHAM WORLDWIDE CORPORATION~~

~~Wyndham Worldwide Corporation~~ Travel + Leisure Co. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

(1) The name of the Corporation is ~~Wyndham Worldwide Corporation~~ Travel + Leisure Co. The Corporation was originally incorporated under the name Cendant Hotel Group, Inc. ~~The~~ and later under the names Wyndham Worldwide Corporation and then Wyndham Destinations, Inc. The Corporation filed its original Certificate of Incorporation ~~of the Corporation was filed~~ with ~~the office of~~ the Secretary of State of the State of Delaware on May 30, 2003.

(2) ~~This~~ The Amended and Restated Certificate of Incorporation~~, which only restates and integrates and does not further amend the provisions of the original~~ of Wyndham Worldwide Corporation was filed with the Secretary of State of the State of Delaware on July 13, 2006. A Restated Certificate of Incorporation ~~of the Corporation as heretofore~~(as amended, ~~restated or supplemented (~~the “Restated Certificate of Incorporation”)~~, there being no discrepancies between those provisions and the provisions of this~~  of Wyndham Worldwide Corporation was filed on May 10, 2012, a first Certificate of Amendment thereto was filed, amending the name of the Corporation to Wyndham Destinations, Inc., on May 31, 2018, and a second Certificate of Amendment thereto was filed, amending the name of the Corporation to Travel + Leisure Co., on February 16, 2021, in each case with the Secretary of State of the State of Delaware.

(3) This Second Amended and Restated Certificate of Incorporation~~,~~ of the Corporation has been duly ~~proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, and~~ adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

~~(3) The text of the Certificate of Incorporation of the Corporation hereby is restated  in its entirety as follows:~~

(4) This Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) amends, restates and integrates the Restated Certificate of Incorporation.

(5) Effective as of 11:59 P.M. Eastern Time on [●], 2024, the text of the Restated Certificate of Incorporation is amended, restated and integrated to read in its entirety as follows:

FIRST: The name of the Corporation is ~~Wyndham Worldwide Corporation~~Travel + Leisure Co.

SECOND: The address of the registered office of the Corporation in the State of Delaware is ~~3411 Silverside Road, Rodney Building #~~251~~04~~ Little Falls Drive, in the City of Wilmington, County of New Castle 198~~1~~08. The name of its registered agent at that address is Corporat~~e~~ion ~~Creations Network Inc~~Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH:

(1) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 606 million shares of capital stock, consisting of (a) 600 million shares of common stock, $0.01 par value per share (the “Common Stock”) and (b) 6 million shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

(2) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a) Voting. Each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock entitled to vote thereat held by such stockholder.

(b) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

(c) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of the Common Stock

Table of Contents                                                        Appendix E
shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(d) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(3) Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Pursuant to the authority conferred by this Article FOURTH, a series of Preferred Stock has been designated, with such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in the Exhibit attached hereto and incorporated herein by reference.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, the exact number of which shall be fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and subject to the rights of the holders of Preferred Stock, if any, the exact number may be increased or decreased (but not to less than three (3) or more than fifteen (15)).

(3) Until the 2015 annual meeting of stockholders and subject to the succeeding provisions of this Section (3) and Section (5) of this Article FIFTH, the directors shall be divided into three classes, designated Class I, Class II and Class III. At each annual meeting of stockholders prior to the 2013 annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third annual meeting of stockholders held after the election of such class of directors. At each annual meeting of stockholders commencing with the 2013 annual meeting of stockholders, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term expiring at the next annual meeting of stockholders. Any director elected prior to the 2013 annual meeting, subject to such director’s earlier death, resignation, retirement, disqualification or removal from office, shall hold office for the term to which such director has been elected, such that the term for the class of directors elected at the 2010 annual meeting shall expire at the 2013 annual meeting; the term for the class of directors elected at the 2011 annual meeting shall expire at the 2014 annual meeting; and the term for the class of directors elected at the 2012 annual meeting shall expire at the 2015 annual meeting. Commencing with the 2015 annual meeting of stockholders, the classification of the Board of Directors shall terminate. In no case will a decrease in the number of directors shorten the term of any incumbent director.

(4) Except as provided in Section 5 of this Article FIFTH, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

(5) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office (a) if appointed prior to the 2015 annual meeting of stockholders, for a term that shall coincide with the remaining term of that class in which the new directorship was created or vacancy exists or (b) if appointed at or following the 2015 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders, and in each case shall serve until such director’s successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, (x) any or all of the directors of the Corporation then serving in a class that expires at the third annual meeting of stockholders following the election of such class may be removed from office at any

Table of Contents                                                        Appendix E
time only for cause and (y) all other directors may be removed from office at any time with or without cause, provided that removal pursuant to clause (x) or (y) shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Corporation’s then outstanding capital stock entitled to vote thereon. Notwithstanding the foregoing in this Article FIFTH, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

(6) In addition to the powers and authority herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Unless otherwise required by law or the terms of the resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by either the (1) Chairman of the Board of Directors, if there be one, or (2) the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request in writing made pursuant to a resolution of (a) a majority of the members of the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors.

Table of Contents                                                        Appendix E
ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation, the Corporation’s By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, SIXTH, SEVENTH, EIGHTH and TENTH of this Certificate of Incorporation or this Article ELEVENTH.

TWELFTH: No officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article TWELFTH shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

THIRTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be executed on its behalf by its duly authorized officer on this ~~10th~~[●]th day of ~~May,~~[●], 20~~1~~24.

~~WYNDHAM WORLDWIDE CORPORATION~~

~~By:~~	/s/ Steve Meetre
~~Steve Meetre~~
~~Senior Vice President, Legal and Assistant Secretary~~

TRAVEL + LEISURE CO.

By: Name: Title:

TRAVEL+ LEISURE

TRAVEL + LEISURE CO.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717-0718

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 14, 2024 for shares held directly and by 11:59 p.m. ET on May 10, 2024 for shares held in the Employee Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TNL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 14, 2024 for shares held directly and by 11:59 p.m. ET on May 10, 2024 for shares held in the Employee Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40080-P05994 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRAVEL + LEISURE CO.

The Board of Directors recommends you vote FOR the election of each of the Director nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Louise F. Brady
02) Michael D. Brown
03) James E. Buckman
04) George Herrera
05) Stephen P. Holmes
06) Lucinda C. Martinez
07) Denny Marie Post
08) Ronald L. Rickles
09) Michael H. Wargotz

The Board of Directors recommends you vote FOR proposals 2, 3, 4, and 5.

	For	Against	Abstain
2. A non-binding, advisory resolution to approve our executive compensation program.	☐	☐	☐
3. A proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2024.	☐	☐	☐
4. A proposal to amend the Company's Certificate of Incorporation to provide for exculpation of certain officers of the Company.	☐	☐	☐
5. A proposal to amend the Company's Certificate of Incorporation to require that claims under the Securities Act of 1933, as amended, be brought only in federal court.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V40081-P05994

TRAVEL + LEISURE CO.
Annual Meeting of Shareholders
May 15, 2024 12:30 PM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael D. Brown and James Savina, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Travel + Leisure Co. common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of Travel + Leisure Co. to be held May 15, 2024, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Voting Instructions for the Company's Employee Savings Plan:
When casting your vote, you are directing the trustees of the Company's Employee Savings Plan (the "Plan") to vote the Travel + Leisure Co. shares credited to the account under the Plan as of the Record Date of March 25, 2024, in accordance with your instructions and in accordance with the judgment of the trustees upon such other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, you are also affecting the way the trustees will vote shares held in the Plan as of the Record Date of March 25, 2024 that have not been voted by other participants. The trustees will vote these shares in the same proportion as those shares for which timely voting instructions are received.

This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse side.

Continued and to be signed on reverse side

TRAVEL+
LEISURE

Travel + Leisure Co. Global Headquarters

+1 407-626-5200 | +1 877-460-7551
6277 Sea Harbor Drive | Orlando, Florida 32821
United States
TNLCompliance@travelandleisure.com

0184-2024 3/24